Exhibit 99.1

UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF NEW JERSEY

In re: CONGOLEUM CORPORATION, Debtors.	Civil Action No. 09-4371 (JAP) Bankr. Case No. 03-51524

ORDER CONFIRMING FOURTH AMENDED JOINT PLAN OF
REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY
CODE OF THE DEBTORS, THE OFFICIAL ASBESTOS CLAIMANTS’
COMMITTEE, THE OFFICIAL COMMITTEE OF BONDHOLDERS
FOR CONGOLEUM CORPORATION, ET AL. AND THE FUTURES
REPRESENTATIVE DATED AS OF MARCH 11, 2010 (AS MODIFIED)

TABLE OF CONTENTS

				Page

INTRODUCTION				1

I.	FINDINGS OF FACT			6
	A.	BACKGROUND CONCERNING THE DEBTORS’ BUSINESSES		6
		1.	Overview of the Company	6
	B.	HISTORY AND NUMBER OF ASBESTOS PERSONAL INJURY CLAIMS ASSERTED AGAINST THE DEBTORS		6
		1.	Congoleum’s Pre-Bankruptcy Asbestos Liability	6
	C.	EVENTS LEADING UP TO THE BANKRUPTCY FILING		7
		1.	Background of Congoleum’s Insurance Coverage	7
		2.	Excess Insurers Commence the Coverage Action	8
		3.	The Pre-Petition Settlements	9
		4.	The Claimant Agreement and Related Documentation	10
	D.	THE DEBTORS’ CHAPTER 11 CASES AND COMBUSTION ENGINEERING		11
		1.	Initiation of the Adversary Proceedings	12
		2.	The Settlement of the Omnibus Avoidance Action	14
		3.	The Amended Joint Plan and Appeal	16
	E.	DEVELOPMENT AND NEGOTIATION OF THE PLAN		18
	F.	COMPLIANCE WITH THE REQUIREMENTS OF § 1129 OF THE BANKRUPTCY CODE		19
		1.	Section 1129(a)(1)—Compliance of the Plan with Applicable Provisions of the Bankruptcy Code	19
		2.	Section 1129(a)(2)—Compliance with Applicable Provisions of the Bankruptcy Code	25
		3.	Section 1129(a)(3)—Proposal of the Plan in Good Faith	25
		4.	Section 1129(a)(4)—Court Approval of Certain Payments as Reasonable	26
		5.	Section 1129(a)(5)—Disclosure of Identity of Proposed Management, Compensation of Insiders and Consistency of Management Proposals with the Interests of Creditors and Public Policy	27
		6.	Section 1129(a)(6)—Approval of Rate Changes	27
		7.	Section 1129(a)(7)—Best Interests of Holders of Claims and Equity Interests	27

i

	8.	Section 1129(a)(8)—Acceptance of the Plan by Each Impaired Class	28
	9.	Section 1129(a)(9)—Treatment of Claims Entitled to Priority Pursuant to § 507(a) of the Bankruptcy Code	29
	10.	Section 1129(a)(10)—Acceptance By at Least One Impaired, Non-Insider Class	30
	11.	Section 1129(a)(11)—Feasibility of the Plan	30
	12.	Section 1129(a)(12)—All Statutory Fees Have Been or Will Be Paid	31
	13.	Section 1129(a)(13)—Retiree Benefits	31
	14.	Section 1129(d)—Purpose of Plan	32
G.	THE PLAN SATISFIES THE “CRAM DOWN” REQUIREMENTS OF § 1129(b) WITH RESPECT TO EACH CLASS OF CLAIMS OR INTERESTS THAT IS IMPAIRED UNDER, AND HAS NOT ACCEPTED, THE PLAN		32
H.	THE PLAN TRUST AND THE ASBESTOS CHANNELING INJUNCTION COMPLY WITH § 524(g) OF THE BANKRUPTCY CODE		33
	1.	The Plan Trust Satisfies the Requirements of § 524(g)(2)(B)(i) of the Bankruptcy Code	33
	2.	The Plan Trust Satisfies the Requirements of § 524(g)(2)(B)(ii) of the Bankruptcy Code	35
	3.	The Extension of the Asbestos Channeling Injunction to Third Parties is Appropriate Pursuant to § 524(g)(4) of the Bankruptcy Code	38
	4.	The Interests of Future Asbestos Claimants were Properly Represented by the Futures Representative	39
	5.	Entry of the Asbestos Channeling Injunction is Fair and Equitable with Respect to Future Asbestos Claimants	39
	6.	The Plan Trust Satisfies the Elements of a Qualified Settlement Fund (QSF)	40
I.	THE ANTI-SUIT INJUNCTION SATISFIES THE REQUIREMENTS OF § 105(a) OF THE BANKRUPTCY CODE		40
J.	CREATION OF THE RESERVE FUND		42
K.	SPECIFIC FINDINGS OF FACT RELATING TO SETTLEMENTS		43
	1.	The Litigation Settlement Agreement as Amended	43
	2.	The Intercompany Settlement	45
	3.	The Century Settlement	46
L.	COMPREHENSIVE SETTLEMENT OF CLAIMS AND CONTROVERSIES		47
M.	SATISFACTION OF CONDITIONS TO CONFIRMATION		48

II.	CONCLUSIONS OF LAW			52
	A.	JURISDICTION AND VENUE		52
	B.	MODIFICATIONS TO THE PLAN		53
	C.	EXEMPTIONS FROM TAXATION		53
	D.	EXEMPTIONS FROM SECURITIES LAWS		54
	E.	COMPLIANCE WITH § 1129 OF THE BANKRUPTCY CODE		54
	F.	COMPLIANCE WITH § 524(g) OF THE BANKRUPTCY CODE		54
	G.	PROPRIETY OF VARIOUS AGREEMENTS AND PLAN DOCUMENTS		54
	H.	GOOD FAITH NEGOTIATION, IMPLEMENTATION AND CONSUMMATION		55
	I.	ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		56
	J.	APPROVAL OF THE DISCHARGES, RELEASES, INJUNCTIONS, INDEMNIFICATIONS AND EXCULPATIONS PROVIDED UNDER THE PLAN		56
	K.	OBJECTIONS TO THE PLAN		57

III.	ORDER			59
	A.	GENERAL PROVISIONS REGARDING CONFIRMATION OF THE PLAN AND APPROVAL OF PLAN-RELATED DOCUMENTS		59
		1.	CONFIRMATION OF THE PLAN	59
		2.	MODIFICATIONS TO THE PLAN	59
		3.	CONDITIONS TO CONFIRMATION AND CONSUMMATION OF THE PLAN	60
		4.	EFFECTS OF CONFIRMATION	60
		5.	APPROVAL, MODIFICATION AND EXECUTION OF PLAN DOCUMENTS	60
	B.	CLAIMS BAR DATES AND OTHER CLAIMS MATTERS		62
		1.	GENERAL BAR DATE PROVISIONS FOR ADMINISTRATIVE CLAIMS	62
		2.	BAR DATE FOR PROFESSIONAL FEES	62
		3.	BAR DATE FOR SUBSTANTIAL CONTRIBUTION CLAIMS	63
		4.	BAR DATE FOR REJECTION DAMAGES CLAIMS	64
	C.	APPROVAL OF EXECUTORY CONTRACT AND UNEXPIRED LEASE PROVISIONS AND RELATED PROCEDURES		64
		1.	ASSUMED CONTRACTS AND LEASES AND RELATED PROCEDURES	64

	2.	REJECTED CONTRACTS AND LEASES	65
	3.	ABI CANADA LICENSE AGREEMENT; INTERCOMPANY AGREEMENTS	65
	4.	COMPENSATION AND BENEFIT PROGRAMS	66
D.	MATTERS RELATING TO IMPLEMENTATION OF THE PLAN		66
	1.	ACTIONS IN FURTHERANCE OF THE PLAN	66
	2.	DIRECTORS AND OFFICERS OF REORGANIZED DEBTORS	68
	3.	APPROVAL OF EXIT FACILITY	68
	4.	CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS/DISCHARGE OF INDENTURE TRUSTEE	72
	5.	ISSUANCE OF NEW INSTRUMENTS	72
	6.	CREATION OF PLAN TRUST	72
	7.	TRANSFERS OF PROPERTY TO AND ASSUMPTION OF CERTAIN LIABILITIES BY THE PLAN TRUST	73
E.	CERTAIN MERGERS AND VESTING OF PROPERTY		76
F.	EXEMPTIONS FROM TAXATION		76
G.	EXEMPTIONS FROM SECURITIES LAWS		77
H.	DISTRIBUTION TO RECORD HOLDERS OF ALLOWED CLAIMS		77
I.	DELIVERY OF DOCUMENTS		77
J.	APPROVAL OF SETTLEMENT AGREEMENTS		78
K.	RELEASES AND EXCULPATION PROVISIONS		78
L.	DISCHARGE, INJUNCTIONS AND RELATED MATTERS		79
	1.	DISCHARGE OF CLAIMS	79
	2.	DISCHARGE INJUNCTION	80
	3.	ASBESTOS CHANNELING INJUNCTION AND ANTI-SUIT INJUNCTION	80
	4.	ANTI-SUIT INJUNCTION	83
M.	SECTION 346 INJUNCTION		84
N.	OBJECTIONS TO CONFIRMATION		84
O.	CONTINUED EXISTENCE OF ASBESTOS CLAIMANTS’ COMMITTEE, THE FUTURES REPRESENTATIVE AND THE BONDHOLDERS’ COMMITTEE		84
P.	RETENTION OF JURISDICTION BY THE DISTRICT COURT		85
Q.	NOTICE OF ENTRY OF CONFIRMATION ORDER		85
R.	EFFECT OF REVERSAL		86
S.	NO JUST CAUSE FOR DELAY		86

TABLE OF EXHIBITS

EXHIBIT	EXHIBIT NAME
A.	Plan (including technical Modifications dated May 5, 2010)
B.	Confirmation Notice

v

INTRODUCTION1

WHEREAS, Congoleum Corporation (“Congoleum”), Congoleum Sales, Inc. and Congoleum Fiscal, Inc. (collectively, the “Debtors” and, as reorganized entities after emergence, “Reorganized Congoleum”), together with the Official Asbestos Claimants’ Committee (the “ACC”), the Official Committee of Bondholders for Congoleum Corporation, et al. (“Bondholders’ Committee”) and the Futures Representative (the “Futures Representative” and, collectively with the Debtors, the ACC, and the Bondholders’ Committee, the “Plan Proponents”) have proposed the Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of the Debtors, the Official Asbestos Claimants’ Committee, the Official Committee of Bondholders for Congoleum Corporation, et al. and the Futures Representative dated as of March 11, 2010 (as modified by the Plan Supplement and the Modifications (defined below) and as it may be further modified hereafter in accordance with the terms thereof, the “Plan”);2
WHEREAS, on March 12, 2010, after notice and a hearing, the Court entered the Order Approving Disclosure Statement with Respect to the Plan pursuant to § 1125(b) of the Bankruptcy Code (the “Disclosure Statement Approval Order”) [Dkt. 445], Ex. 26.;

1
Capitalized terms and phrases used but not otherwise defined herein shall have the meaning ascribed to such terms in the Plan.  The rules of interpretation set forth in Section 1.3 of the Plan apply to the Findings of Fact and Conclusions of Law (the “Findings and Conclusions”) and this Order (the “Confirmation Order”).  In addition, any term used in the Plan, the Findings and Conclusions, or this Confirmation Order that is not defined in the Plan, the Findings and Conclusions or this Confirmation Order, but that is used in the Bankruptcy Code or the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), shall have the meaning ascribed to such term in the Bankruptcy Code or Bankruptcy Rules, as applicable.

2	A copy of the Plan (without exhibits) and Modifications are attached hereto as Exhibit A and are incorporated herein by reference.

WHEREAS, on March 12, 2010, after notice and a hearing, the Court entered the Order Approving the Procedures for Voting and Tabulation of Ballots with Respect to the Plan (the “Voting Procedures Order”) [Dkt. No. 448], by which the Court, among other things, established procedures for the solicitation and tabulation of votes to accept or reject the Plan, including:  (i) the scope of solicitation for the Plan; (ii) the procedures for voting and tabulation of ballots; (iii) the forms of the ballots; (iv) the contents of the solicitation package and the service thereof; (v) the form of notice of the Confirmation Hearing; and (vi) the procedures for allowance of claims for voting purposes in connection with the solicitations of the Plan.
WHEREAS, on March 12, 2010, the Court entered the Amended Pre-Trial Order Scheduling Supplemental Discovery, Pre-Trial Motions and hearing on Confirmation Relating to Fourth Amended Joint Plan of Reorganization (the “Pre-Trial Order”) [Dkt. No. 446], by which the Court, among other things, scheduled a confirmation hearing with respect to the Plan to commence on June 7, 2010 at 10:00 a.m. (ET) and to continue on June 15 and 16, 2010 as may become necessary (the “Confirmation Hearing”), and established certain other deadlines with respect to the Confirmation Hearing;
WHEREAS, on or about March 26, 2010, the Debtors, through Logan and Company, Inc. (“Logan” or the “Voting Agent”), the court-approved solicitation and tabulation agent, commenced solicitation of the Plan in accordance with the Voting Procedures Order;
WHEREAS, on March 29, 2010, the Court scheduled an evidentiary hearing for April 20, 2010 at 9:30 a.m. (Prevailing Eastern Time) regarding the expenses paid pre-petition by the Debtors to the Claimants’ Counsel pursuant to the Claimant Agreement (the “Rice and Weitz Payments”);

WHEREAS, on March 29, 2010, the United States Trustee (“UST”) filed its Preliminary Objection by United States Trustee to Confirmation of the Fourth Amended Plan of Reorganization (the “UST Objection”) [Dkt. No. 488], by which the UST objected to the Plan solely on the basis of the Plan’s proposed treatment of the Rice and Weitz Payments;
WHEREAS, after an evidentiary hearing was held on April 20, 2010, and upon consideration of the filings submitted in connection therewith, on May 7, 2010, the Court issued an Opinion and Order (the “Rice and Weitz Payments Decision”) [Dkt. Nos. 599, 600] approving the Rice and Weitz Payments as reasonable under the totality of the circumstances pursuant to § 1129(a)(4) of the Bankruptcy Code;
WHEREAS, the Rice and Weitz Payments Decision resolved the UST Objection to the Plan;
WHEREAS, on April 16, 2010, Logan filed Affidavits of Service with respect to the mailing of notice of the Confirmation Hearing and solicitation materials in accordance with the Voting Procedures Order and the Disclosure Statement Order (collectively, the “Affidavits of Service”) [Dkt. No. 554], Ex. 18;
WHEREAS, on May 5, 2010, the Plan Proponents filed the Plan Supplement with respect to the Plan [Dkt. No. 592], which included a compilation of certain Plan-related documents in their substantial final form, and by which the Plan Proponents, among other things, made certain technical, non-material modifications to the Plan (the “Modifications”);
WHEREAS, on May 20, 2010, the Declaration of Kathleen M. Logan Certifying Methodology for Tabulating Votes, and Results of Voting, on the Plan (the “Ballot Certification”) was filed [Dkt. No. 624];

WHEREAS, as indicated in the Ballot Certification every Impaired Class entitled to vote on the Plan voted to accept the Plan in the requisite amount and number, with the exception of Class 9 (General Unsecured Claimants) in which no valid ballots were submitted;
WHEREAS, the Plan Proponents have received the following unresolved objections to confirmation of the Plan (collectively, the “Objections”):  (i) Preliminary Objections by Certain Asbestos Claimants Represented by the Shein Law Center, Ltd. (the “Shein Claimants”) to Fourth Amended Plan of Reorganization, dated March 29, 2010 [Dkt. No. 487] (the “Shein Preliminary Objection”), and (ii) Objections filed by David C. Thompson, P.C. on behalf of Certain “New Pergament Defendant” Non-Avoided Asbestos Settlement Contract Creditors (the “Thompson Claimants”) to the Fourth Amended Chapter 11 Joint Plan or Reorganization, dated May 11, 2010 [Dkt. No. 610] (the “Thompson Objection”);
WHEREAS, on May 12, 2010, Travelers Casualty and Surety Company, formerly known as The Aetna Casualty and Surety Company (“Travelers”) and St. Paul Fire and Marine Insurance Company (“St. Paul”) (collectively, the “St. Paul Travelers Entities”) filed an Objection [Dkt. No. 608] to the Reservation of Rights filed by the Futures Representative with respect to the proposed schedule of Settling Asbestos Insurance Companies designated as Exhibit H to the Plan;
WHEREAS, the Plan Proponents have filed the following in support of confirmation of the Plan and in response to the Objections:  (i) Plan Proponents’ Memorandum of Law in Support of Confirmation of the Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated as of March 11, 2010 [Dkt. No. 632]; (ii) Declaration of Howard N. Feist, III in Support of Confirmation of the Fourth Amended Joint Plan (the “Feist Decl.”) [Dkt. No. 625]; (iii) Declaration of Kerry A. Brennan in Support of Confirmation of the Fourth

Amended Joint Plan [Dkt. No. 625]; (iv) Supplemental Declaration of Howard N. Feist, III. (the “Supp. Feist Decl.”) [Dkt. No. 637]; (v) Declaration of Michael S. Goodman, Managing Director of SSG Capital Advisors, LLC [Dkt. No. 639], Ex. 118; (vi) the Appendix of Confirmation Hearing Exhibits; and (vii) the Ballot Certification (collectively, the “Plan Proponents’ Supporting Material”);
WHEREAS, the Court has reviewed the Plan (including, for the avoidance of doubt, the Plan Supplement and the Modifications), the Objections, the Plan Proponents’ Supporting Material, and all other papers and materials before the Court in connection with the Confirmation Hearing;
WHEREAS, the Court has (i) heard the statements of counsel relating to Confirmation, (ii) taken judicial notice of the papers and pleadings on file in this Court and the Bankruptcy Court in these Reorganization Cases, and (iii) considered all evidence proffered in connection with the Confirmation Hearing;
WHEREAS, after due deliberation, the Court having determined that the relief requested and granted herein is in the best interests of the Debtors, their estates, and their creditors; and good and sufficient notice being given; and good and sufficient cause having been shown;
NOW, THEREFORE, this Court hereby enters the following Findings of Fact and Conclusions of Law with respect to Confirmation of the Plan:3

3
These Findings of Fact and Conclusions of Law constitute the Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014.  Any finding of fact shall constitute a finding of fact even if it is referred to as a conclusion of law, and any conclusion of law shall constitute a conclusion of law even if it is referred to as a finding of fact.

I.	FINDINGS OF FACT

A.	BACKGROUND CONCERNING THE DEBTORS’ BUSINESSES

1.	Overview of the Company

1.           Congoleum was incorporated in Delaware in 1986 but traces its corporate history back to the Nairn Linoleum Co., which commenced operations in 1886.  Feist Decl. ¶ 2.  Congoleum is currently a leading manufacturer of resilient sheet and tile flooring serving both the residential and commercial markets.  Id.  It produces both sheet and tile floor covering products sold primarily to wholesale distributors and major retailers in the United States and Canada.  Id.  Congoleum is a partially owned subsidiary of American Biltrite, Inc. (“ABI”), which is not a debtor in these Chapter 11 cases.  Id.
2.           Congoleum owns and operates two manufacturing plants in Trenton, New Jersey, making it a large employer in the Trenton area.  Feist Decl. ¶ 3.  Congoleum also owns and operates plants in Marcus Hook, Pennsylvania and Finksburg, Maryland.  Id.  The Company’s executive offices are located in Mercerville, New Jersey.  Id.  Congoleum currently has approximately 525 employees.  Id. ¶ 4.

B.	HISTORY AND NUMBER OF ASBESTOS PERSONAL INJURY CLAIMS ASSERTED AGAINST THE DEBTORS

1.           Congoleum’s Pre-Bankruptcy Asbestos Liability

3.           Congoleum was largely able to avoid the avalanche of asbestos litigation during the 1980s and most of the 1990s, but ultimately, it could not escape.  Feist Decl. ¶ 5.  In response to the bankruptcy filings of many previously targeted asbestos defendants in the late 1990s, the asbestos plaintiffs’ bar began targeting companies that were historically on the periphery of asbestos litigation.  Id.  As a result, Congoleum, along with its primary competitors, was beset by thousands of new asbestos claims.  Feist Decl. ¶ 6.

4.           Specifically, as of December 31, 1999, there were approximately 6,000 known claimants with Asbestos Personal Injury Claims pending against Congoleum.  Feist Decl. ¶ 7.  As of December 31, 2000, there were approximately 12,000 known claimants with Asbestos Personal Injury Claims pending against Congoleum.  Id.  As of December 31, 2001, the number of known claimants with Asbestos Personal Injury Claims pending against Congoleum had increased to approximately 25,000.  Id.  As of December 31, 2002, there were approximately 56,000 known claimants with Asbestos Personal Injury Claims pending against Congoleum.  Id.  As of June 30, 2003, there were approximately 91,000 known claimants with Asbestos Personal Injury Claims pending against Congoleum.  Id.  By February 2004, approximately 103,000 known claimants had Asbestos Personal Injury Claims pending against Congoleum.  Id.
5.           During these few years, Congoleum’s average defense and settlement costs increased substantially.  Feist Decl. ¶ 8.  Cases that settled for $500 in the 1980s and early 1990s now demanded $15,000 or $20,000 to settle.  Id.  Despite Congoleum’s retention of highly qualified defense counsel and experts, even in cases with minimal evidence of product exposure, Congoleum was facing multi-million dollar liability verdicts.  Id.
6.           In the years since Congoleum filed for bankruptcy, the number of known claimants with Asbestos Personal Injury Claims against Congoleum has increased significantly.  Feist Decl. ¶ 9.  As a result of the solicitation process for prior plans and this Plan, the database maintained by the Voting Agent contains approximately 200,000 unique social security numbers for asbestos claimants.  Id.

C.	EVENTS LEADING UP TO THE BANKRUPTCY FILING

1.	Background of Congoleum’s Insurance Coverage

7.           Congoleum, before it was the target of the asbestos plaintiffs’ bar, had purchased substantial amounts of insurance.  Feist Decl. ¶ 10.  The Company’s insurance policies, in aggregate, provide for over $1 billion in coverage for general and product liability claims, including asbestos-related claims.  Id.  These insurance policies were acquired so that the Company could transfer risk of litigation, such as asbestos litigation, that it did not have the resources to handle itself.  Id.
8.           Despite the large amount of total coverage, Congoleum was not able to obtain the protection it thought it had purchased when that protection was needed.  Feist Decl. ¶ 11.  When the Company’s asbestos liability first arose, Congoleum had three primary insurers and dozens of excess insurers (over several layers).  Id.  As the primary insurance was approaching exhaustion, certain London market excess insurers (the “London Market Insurers”) decided to bring litigation against Congoleum instead of providing coverage.  Id.

2.              Excess Insurers Commence the Coverage Action

9.           While negotiations were ongoing between Congoleum and its insurers, in September 2001, the London Market Insurers initiated the Coverage Action in the Superior Court of New Jersey (the “State Court”).  Feist Decl. ¶ 16.  The London Market Insurers sought a declaration that they had no obligation to defend or indemnify Congoleum with respect to its asbestos-related liability.  Id.  The Company’s other excess insurers were made parties to the litigation, and those to which tenders had been made, either disclaimed their obligations to provide coverage or asserted a reservation of rights to deny coverage.  Id.  Despite multiple settlement offers and specific warnings that the Company could not survive financially without insurance coverage for asbestos claims, the first layer excess insurers continued to reject Congoleum’s proposals.  Id.
10.           Congoleum continued to face trial dates in its mounting asbestos cases, and none of its insurers to which claims had been tendered, stepped forward to provide coverage in the form of defense or indemnity payments.  Feist Decl. ¶ 21.  Despite the Company’s best efforts to obtain a coverage-in-place agreement with its first layer excess carriers (either individually or as a group), no coverage-in-place agreement was reached.  Id.  Congoleum advised the insurers of the steady increase in claims filings and reiterated that the increased claims filings underscored the need for the first layer excess insurers to participate in Congoleum’s defense and indemnity on an immediate basis.  Id.  The excess insurers continued to reserve their rights, actively litigating against the Company in the Coverage Action and directing Congoleum to act in its own best interests.  Id.

3.	The Pre-Petition Settlements

11.           Before Congoleum’s primary insurers claimed exhaustion of coverage, they had paid substantially all of the Company’s asbestos-related defense and settlement costs.  Feist Decl. ¶ 22.  After its primary coverage became exhausted, Congoleum could not afford to pay its asbestos-related costs without prompt reimbursement from its first layer excess insurers.  Id.  As a result, in order to conserve needed cash, Congoleum sought whenever possible to postpone settlements or, when necessary, to settle pending asbestos cases for non-cash consideration in the form of assignments of future insurance proceeds.  Id.  In late 2002 and early 2003, Congoleum settled 131 trial-listed cases in the tort system for cash, promises to pay and/or an assignment of insurance rights, including the Comstock, Cook and Arsenault cases.  Id.  All claims were settled based on Congoleum’s understanding that these cases had upcoming trial dates or, in a few cases, were settled together with other cases that had upcoming trial dates.  Id.
12.           In October 2002, while Congoleum was pursuing a coverage-in-place settlement with its first layer excess insurers, it also began to explore its other options for resolving its rapidly expanding asbestos liability.  Feist Decl. ¶ 25.  However, with no credible evidence that a coverage-in-place agreement would be ever reached, it became acutely urgent for Congoleum to develop a backup course of action.  Id.  Congoleum requested that its counsel at the time, Gilbert

Heintz & Randolph LLP (“GHR”), help it explore the possibility of filing a pre-packaged plan of reorganization under Chapter 11.  Id.  In November 2002, GHR reached out on Congoleum’s behalf to two prominent plaintiff’s attorneys—Joseph Rice and Perry Weitz— to discuss the feasibility of a pre-packaged bankruptcy plan.  Id.  Meetings with Rice and Weitz continued in early January 2003.  Id. ¶ 28.  Rice and Weitz later agreed to act as Claimants’ Counsel—i.e., in a representative capacity on behalf of certain holders of Asbestos Personal Injury Claims against Congoleum.  Id. ¶ 27.  On January 13, 2003, the Congoleum Board authorized the Company to pursue “negotiating a global settlement” with respect to its pending asbestos-related claims.  Id. ¶ 28.

4.           The Claimant Agreement and Related Documentation

13.           In an effort to reduce the cost and disruption of a bankruptcy filing and to optimize the potential for preserving value, Congoleum ultimately negotiated a global claimant settlement with asbestos claimants’ counsel, primarily Rice and Weitz.  Feist Decl. 29.  On April 10, 2003, the claimant settlement was memorialized in the Claimant Agreement, the Security Agreement and the Collateral Trust Agreement.  Id; see also Exs. 38, 39, and 40.
14.           The Claimant Agreement provided for a review and qualification procedure for asbestos claimants to participate in the global settlement set forth in the Claimant Agreement.  Feist Decl. ¶ 30.  The Claims Reviewer reviewed the documentation submitted by each potential participating claimant in order to ensure its completeness and adequacy under the claims criteria.  Feist Decl. ¶ 31.  As of October 25, 2003, the initial processing of claims had been completed.  Id.  At that time, approximately 56,000 claims had been approved and 46,000 claims had been rejected.  Id.  Ultimately, approximately 79,000 Asbestos Personal Injury Claims were settled under the terms of the Claimant Agreement.  Id.

15.           The Claimant Agreement, along with the Security Agreement and the Collateral Trust Agreement formed the basis of Congoleum’s pre-packaged plan of reorganization (the “Pre-Packaged Plan”).  Feist Decl. ¶ 32.  As was customary in asbestos reorganizations at the time, the Pre-Packaged Plan provided different treatment for claimants that settled pursuant to Pre-Petition Settlement Agreements, claimants that settled pursuant to the Claimant Agreement, and all other holders of Asbestos Personal Injury Claims or Demands.  Id.  The payment distribution system in the Pre-Packaged Plan was governed by the Collateral Trust Agreement.  Id.  The Collateral Trust Agreement provided that those claimants who entered Pre-Petition Settlement Agreement or who participated in the Claimant Agreement would be paid before other present and future asbestos claimants by the Collateral Trustee from insurance process and such claimants would not be governed by the Trust Distribution Procedures.  Id.
16.           The Pre-Packaged Plan classified certain asbestos claimants differently.  Feist Decl. ¶ 33.  Separate classification of asbestos claimants along these lines was routinely employed in asbestos bankruptcies during this time.  Id.  Votes were solicited for the Pre-Packaged Plan prior to the Petition Date.  Id.  The Pre-Packaged Plan was supported by a majority of the Debtors’ creditors, including the holders of Asbestos Personal Injury Claims.  Id.

D.	THE DEBTORS’ CHAPTER 11 CASES AND COMBUSTION ENGINEERING

17.           Congoleum, along with Congoleum Sales, Inc. and Congoleum Fiscal Inc., filed for relief under Chapter 11 of the Bankruptcy Code on December 31, 2003.  Feist Decl. ¶ 34.  The Bankruptcy Court appointed R. Scott Williams as Futures Representative on February 18, 2004.  Id. ¶ 35.  The Asbestos Claimants Committee was appointed by the United States Trustee on April 21, 2004.  Id.

18.           While the Debtors were prepared to seek confirmation of the Pre-Packaged Plan without delay, negotiations were ultimately undertaken with various constituents, including the Asbestos Claimants Committee and the Futures Representative, in an effort to develop consensual modifications to the Pre-Packaged Plan.  Feist Decl. ¶ 36.  On November 12, 2004, after further negotiations among the Debtors, Futures Representative and the Asbestos Claimants Committee, the Debtors filed their Fourth Modified Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated as of November 12, 2004.  Id. ¶ 37.  The Bankruptcy Court approved solicitation of the Fourth Plan and based on the votes received, the plan was overwhelmingly supported by a majority of the Debtors’ creditors, including the holders of Asbestos Personal Injury Claims.  Id.  However, before solicitation had been completed, the Third Circuit issued its decision in In re Combustion Engineering, Inc., 391 F.3d 190 (3d Cir. 2005), which addressed, among other things, equality of distribution issues implicated by § 524(g) and the Bankruptcy Code generally.  Id.  The Bankruptcy Court later described this decision as “shifting the ground” with respect to Congoleum’s reorganization efforts.  Id.  Since that time, the Debtors and their various creditor constituencies have been working to propose a plan that complied with the Third Circuit’s ruling in Combustion Engineering.  See, e.g., Feist Decl. ¶¶ 38, 39, 44-46, 53-55, 57.

1.	Initiation of the Adversary Proceedings

19.           In late 2005, because, among other things, the statute of limitations on certain causes of action provided for in the Bankruptcy Code would expire at the end of the year, Congoleum needed to manage and address various claims on behalf of the estate.  Feist Decl. ¶ 40.  In addition, Congoleum initiated an adversary proceeding to preserve the estates’ rights and claims and to contest the validity of the individual Pre-Petition Settlement Agreements and the Claimant Agreement.  Id.  On December 2, 2005, Congoleum filed the original complaint initiating the “Omnibus Avoidance Action,” docketed as Adv. Pro. No. 05-06245 (Bankr. D.N.J.).  Id.  The purpose of the Omnibus Avoidance Action was to avoid certain transfers and obligations incurred with respect to the Pre-Packaged Plan, including the avoidance of the Claimant Agreement, and to recover the Rice and Weitz Payments (defined below).  Id.

20.           Pursuant to a case management order approved by the Bankruptcy Court, the Omnibus Avoidance Action was to be tried in three stages.  Feist Decl. ¶ 41.  The first stage focused on the avoidance of certain rights and obligations under the Pre-Petition Asbestos Agreements as preferential pre-petition and/or unauthorized post-petition transfers pursuant to §§ 547 and 549 of the Bankruptcy Code.  Id.  The second stage was intended to focus on (i) the avoidance and recovery of certain fraudulent transfers of property made pursuant to § 548 of the Bankruptcy Code and applicable state law, and (ii) avoiding and/or determining the validity, priority, or extent of the rights under the Pre-Petition Asbestos Agreements under § 544 of the Bankruptcy Code.  Id.  The third stage was to address the avoidance and recovery of the expenses paid pre-petition by the Debtors to the Claimants’ Counsel pursuant to the Claimant Agreement (the “Rice and Weitz Payments”).  Id.  On December 29, 2005, Congoleum also filed a complaint initiating the Sealed Avoidance Action, docketed as Adv. Pro. No. 05-06461 (Bankr. D.N.J.) (the “Sealed Avoidance Action,” and together with the Omnibus Avoidance Action, the “Avoidance Actions”).  Feist Decl. ¶ 42.  The Sealed Avoidance Action has been stayed during the pendency of the bankruptcy cases, except that certain orders were issued tolling all the statutes of limitations with respect to any estate claims against the defendants in such proceeding.
21.           Congoleum’s success in the Omnibus Avoidance Action was varied.  For example, the Bankruptcy Court ruled against Congoleum with respect to the first phase of the Omnibus Avoidance Action.  The Bankruptcy Court held that the rights acquired by the asbestos claimants in the Claimant Agreement could not be avoided as preferential transfers under § 547 of the Bankruptcy Code, or as improper post-petition transfers under § 549 of the Bankruptcy Code (the “June 2006 Preference Decision”).  Feist Decl. ¶ 43; see also In re Congoleum Corp., Adv. Pro. No. 05-06245, 2006 WL 2085428 (Bankr. D.N.J. June 19, 2006), Ex. 47.  Later the next year, however, the Bankruptcy Court granted partial summary judgment in favor of Congoleum, ruling that the security interests in Congoleum’s insurance proceeds that were granted to asbestos claimants in connection with any Pre-Petition Asbestos Agreements were invalid (the “Security Interest Avoidance Decision”).  Feist Decl. ¶ 48; see also In re Congoleum Corp., Adv. Pro. No. 05-06245 (Bankr. D.N.J. July 27, 2007) [Dkt. No. 147], Ex. 50.  In the fall of 2007, the Debtors had again moved for summary judgment seeking, among other things, to disallow and expunge with prejudice all claims settled under the Pre-Petition Asbestos Agreements and to rescind the Pre-Petition Asbestos Agreements, the Security Agreement and the Collateral Trust Agreement on the ground that they have been legally frustrated by intervening events.  Feist Decl. ¶ 52.  The Bankruptcy Court, however, ruled against Congoleum and denied all relief requested by the Debtors.  Id.; see also In re Congoleum Corp., Adv. Pro. 05-0624, 2007 WL 4571086 (Bankr. D.N.J. Dec. 28, 2007), Ex. 52.

2.           The Settlement of the Omnibus Avoidance Action

22.           In the summer of 2008, the Debtors, the Bondholders’ Committee and the Futures Representative engaged in extensive negotiations with Claimants’ Counsel and the Asbestos Claimants’ Committee regarding the treatment of the asbestos claimants under a plan.  Feist Decl. ¶ 59.  The negotiations were contentious and at times difficult.  Id.  In August 2008, the Debtors, the Bondholders’ Committee, the Futures Representative, the Asbestos Claimants’ Committee, and Claimants’ Counsel reached a global settlement that resolved certain of the material terms of a plan of reorganization and settled the Avoidance Actions.  Id.  The terms of the settlement were documented in a global litigation settlement (the “Original Litigation Settlement”).  Id., Ex. 59.

23.           The Original Litigation Settlement Agreement represented a comprehensive settlement and compromise of the fundamental equality of distribution issues that the parties had been grappling with since the Combustion Engineering decision in 2004.  Counsel representing 87% of asbestos claimants who were parties to the Pre-Petition Settlement Agreements executed the Original Litigation Settlement Agreement; the remainder either did not respond or declined to execute the agreement on behalf of their clients.  Feist Decl. ¶ 60.  The Original Litigation Settlement Agreement provides that the parties that executed asbestos personal injury settlements with Congoleum for future insurance proceeds prior to the Petition Date (the “Litigation Settlement Claimants”) shall waive any and all rights with respect to their pre-petition settlements, including the liquidated amounts thereof.  Id.  Instead, Litigation Settlement Claimants will submit their claims to the Plan Trust for resolution in accordance with the TDP and will be treated the same as all other present and future asbestos personal injury claimants.  Id.  In exchange, Congoleum was to be released from all of its obligations under the Pre-Petition Settlement Agreements, the Claimant Agreement, the Security Agreement, the Collateral Trust Agreement and any and all other agreements and amendments thereto with respect to the Pre-Packaged Plan.  Id.
24.           The Original Litigation Settlement Agreement eliminated the Claimant Agreement and the Pre-Petition Settlement Agreements, the most significant obstacles to a confirmable § 524(g) plan in the Debtors’ bankruptcy cases.  Feist Decl. ¶ 61.  As a result of the agreement, the Debtors were able to move towards confirmation of a § 524(g) plan of reorganization that would treat all holders of Asbestos Personal Injury Claims in substantially the same manner, and that was support by every major creditor-constituency in the bankruptcy case.  Id.

25.           On October 22, 2008, overruling various objections, the Bankruptcy Court issued an opinion pursuant to Bankruptcy Rule 9019 approving the Original Litigation Settlement Agreement (the “Litigation Settlement Opinion”), holding that it was “fairly easy to conclude” that the settlement “falls above the lowest point in the range of reasonableness.”  Feist Decl. ¶ 62, Ex. 60 at 3.  The Bankruptcy Court went on to state that the Original Litigation Settlement Agreement “sets the stage for proposing a confirmable plan because it eliminates the disparity of treatment of similarly situated creditors that had been created through the pre-petition settlements and the Claimant Agreement.”  Ex. 60 at 3.  The Bankruptcy Court, however, reserved determination as to whether the Original Litigation Settlement Agreement satisfied requirements for confirmation under §§ 1129 and 524(g) of the Bankruptcy Code.  Ex. 60 at 5.

3.	The Amended Joint Plan and Appeal

26.           On November 14, 2008, the Debtors filed the Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated as of November 14, 2008, which incorporated the Original Litigation Settlement Agreement.  Feist Decl. ¶ 63.  On January 8, 2009, certain of Congoleum’s insurers moved for summary judgment with respect to discrete issues concerning the Amended Joint Plan.  Id.  On February 26, 2009, after responsive papers from the Plan Proponents, but without holding any evidentiary hearing, the Bankruptcy Court issued its decision granting summary judgment for the insurers (the “Amended Joint Plan Opinion”).  Id; see also In re Congoleum Corp., No. 03-51524, 2009 WL 499262 (Bankr. D.N.J. Feb. 26, 2009), Ex. 62.  The Bankruptcy Court held, among other things, that because the Amended Joint Plan did not require three claimants who received partial settlement payments pre-petition—namely, Cook ($168,577.34), Arsenault ($800,000) and Comstock ($800,000) and who originally had claims against the estate which were withdrawn—to return those payments, the plan was unconfirmable as a matter of law pursuant to the equality of distribution requirements of § 524(g) of the Bankruptcy Code as applied by the Third Circuit in Combustion Engineering.  See id. at *10.  The Bankruptcy Court also held that because the Amended Joint Plan failed to include a specific provision providing for the review of the Rice and Weitz Payments under § 1129(a)(4), the plan was not confirmable as a matter of law.  Id. at *6.
27.           The Bankruptcy Court entered two orders in conjunction with the Amended Joint Plan Decision, an order dismissing the Debtors’ Chapter 11 cases effective twenty days after entry (the “Dismissal Order”) [Dkt. No. 7219] (Ex. 64), and a separate order setting forth that the Amended Joint Plan was found unconfirmable as a matter of law (the “Summary Judgment Order”) [Dkt. No. 7219] (Ex. 63).  On February 27, 2009, the Debtors appealed the Summary Judgment Order and the Dismissal Order.
28.           After appellate briefing and oral argument on July 1, 2009, this Court issued a decision on August 17, 2009 reversing in part and affirming in part the Amended Joint Plan Decision (the “District Court Appellate Opinion”).  See In re Congoleum Corp., 414 B.R. 44 (D.N.J. 2009), Ex. 66.  Among other things, the Court held that Cook, Arsenault and Comstock’s retention of certain pre-petition settlement payments in exchange for their settlement of their claims against the estate did not render the plan unconfirmable.  See id. at 59.  Also, the Court instructed the Debtors to redraft certain provisions of the plan to make explicit that the Rice and Weitz Payments would be subject to review under § 1129(a)(4) of the Bankruptcy Code.  Id. at 59-60.  The Court also held that the Dismissal Order was an abuse of discretion.  Id. at 61.  Subsequently, on August 27, 2009, the Court withdrew the reference in Congoleum’s bankruptcy proceedings pursuant to 28 U.S.C. § 157 (the “District Court Order Withdrawing Reference”), Ex. 67.

E.           DEVELOPMENT AND NEGOTIATION OF THE PLAN

29.           After this Court entered its order withdrawing the reference from the Bankruptcy Court, the Debtors and its various creditor constituencies again resumed negotiations culminating in a global deal that is reflected in the current Plan.  The Plan is now supported by every official committee or representative appointed to represent the Debtors’ various creditor constituencies and future asbestos demands.  Among other things, the Plan will establish and adequately fund the Plan Trust, which will resolve all Asbestos Personal Injury Claims pursuant to standard trust distribution procedures.  The Plan also permits Congoleum to reorganize with sustainable debt levels for the benefit of all parties-in-interest.  The key terms of the Plan are summarized below:

(i)
Ownership of Reorganized Congoleum.  The Debtors shall convey 100% ownership of Reorganized Congoleum, to the Plan Trust and the holders of the Senior Note Claims.  50.1% of the New Common Stock of Reorganized Congoleum shall be issued to the Plan Trust for the benefit of holders of Asbestos Personal Injury Claims.  49.9% of the New Common Stock shall be issued to holders Senior Note Claims on a pro rata basis.

(ii)
New Senior Notes.  On the Effective Date, Reorganized Congoleum shall issue to holders of Senior Note Claims, on a pro rata basis, new 9% senior secured notes due December 31, 2017 (the “New Senior Notes”) in the principal amount of $33 million.  There shall be no interest accruing or due and payable on the principal amount of the New Senior Notes for the first six months after the Effective Date.

(iii)
Plan Trust Funding.  On the Effective Date of the Plan, the Plan Trust shall own 50.1% of  the common stock of Reorganized Congoleum.  The Plan Trust shall also receive payments, some over time, totaling approximately $235 million from court-approved Asbestos Insurance Settlement Agreements.  In addition, pursuant to the Insurance Transfer Agreement, the Plan Trust shall receive all of the Debtors’ rights to additional asbestos coverage that are not the subject of any settlement.

(iv)
Treatment of Asbestos Claims.  All Asbestos Personal Injury Claims are classified in Class 7 and all holders of Asbestos Personal Injury Claims shall have their claims resolved by the Plan Trust in the same manner.  Specifically, all Pre-Petition Settled Claimants, including the Litigation Settlement Claimants, in full satisfaction of each Asbestos Personal Injury Claim and any and all rights pursuant to any Pre-Petition Settlement Agreement, Claimant Agreement, Security Agreement, Collateral Trust

Agreement or any and all other agreements and amendments thereto with respect to the pre-packaged plan of reorganization filed by the Debtors on December 31, 2003 (the “Pre-Packaged Plan”), shall be restored to the status quo ante and treated in the same manner as all other holders of Asbestos Personal Injury Claims in Class 7.  The Pre-Petition Settled Claimants in Class 7 shall receive pari passu treatment under the Plan without regard to any lien, security interest or other claim to priority treatment whatsoever (each Pre-Petition Settled Claimant will need to reapply to the Plan Trust to satisfy the TDP including medical, exposure, statutes of limitation and other requirements).

30.           The Debtors and certain of the other Plan Proponents have also reached settlement agreements with all of the Debtors’ solvent insurers who were parties to the State Court Coverage Litigation or objectors at any point in these Reorganization Cases.  Thus, the Debtors have resolved the insurers’ objections to confirmation of the Plan and the State Court Coverage Litigation, which is currently suspended, but will be dismissed with prejudice pursuant to the terms of certain Asbestos Insurance Settlement Agreements.  Feist Decl. ¶¶ 69, 70.
31.           The Plan has been accepted by classes of impaired creditors entitled to vote on the Plan, including over 95% of Asbestos Personal Injury Claimants and 100% of the Bondholder Claimants.  Ballot Certification, Ex. 17 ¶ 23.

F.	COMPLIANCE WITH THE REQUIREMENTS OF § 1129 OF THE BANKRUPTCY CODE

1.	Section 1129(a)(1)—Compliance of the Plan

with Applicable Provisions of the Bankruptcy Code

32.           The Plan complies with all applicable provisions of the Bankruptcy Code, as required by § 1129(a)(1) of the Bankruptcy Code, including §§ 1122 and 1123 of the Bankruptcy Code as set forth below.
33.           In accordance with § 1122(a) of the Bankruptcy Code, Article II of the Plan classifies each Claim against and Equity Interest in each of the Debtors into a Class containing only substantially similar Claims or Equity Interests.  Specifically, Article II of the Plan

designates eleven (11) classes of Claims and Equity Interests.  Plan Art. II.  In accordance with § 1123(a)(1) of the Bankruptcy Code, Article II of the Plan properly classifies all Claims and Interests that require classification.  Plan Art. II.  In particular, Article II of the Plan segregates into separate classes the following Claims and Interests:

Class 1	Priority Claims
Class 2	Lender Secured Claims
Class 3	Other Secured Claims
Class 4	Senior Note Claims
Class 5	Workers’ Compensation Claims
Class 6	ABI Claims
Class 7	Asbestos Personal Injury Claims
Class 8	Asbestos Property Damage Claims
Class 9	General Unsecured Claims
Class 10	Congoleum Interests
Class 11	Subsidiary Interests

34.           The number of classes reflects the diverse characteristics of those Claims against and Interests in the various Debtors, and the legal rights under the Bankruptcy Code of each of the holders of Claims or Interests within a particular Class are substantially similar to other holders of Claims or Interests within that Class.  In accordance with § 1123(a)(2) of the Bankruptcy Code, Article II of the Plan identifies and describes each Class of Claims or Interests that is not impaired under the Plan.  In particular, Article II of the Plan indicates that Classes 1, 2, 3, 5 and 11 are unimpaired.  In accordance with § 1123(a)(3) of the Bankruptcy Code, Article II of the Plan also identifies and describes each Class of Claims or Interests that is impaired under the Plan.  In particular, Article II of the Plan indicates that Classes 4, 6, 7, 8, 9 and 10 are impaired and describes the treatment of each such Class.
35.           In accordance with § 1123(a)(4) of the Bankruptcy Code, the treatment of each Claim or Interest within a Class is the same as the treatment of each other Claim or Interest in such Class unless the holder of such a Claim or Interest agrees to less favorable treatment.

a.	Section 1123(a)(5)—Adequate Means for Implementation of the Plan

36.           In accordance with § 1123(a)(5) of the Bankruptcy Code, the Plan, including Article V of the Plan, provides adequate means for its implementation, including, among other things:  (i) the continued corporate existence of the Debtors under Article V of the Plan and the vesting of assets in Reorganized Congoleum under Section 12.4 of the Plan; (ii) the adoption of the corporate documents that will govern Reorganized Congoleum and the identification of its initial board of directors and officers (Plan §§ 5.3, 5.4, 5.10, 5.13); (iii) the cancellation of the existing Securities and the issuance of New Securities and Debt Instruments to be distributed in accordance with the Plan (Plan §§ 5.5, 5.7); (iv) the entry of Reorganized Congoleum into the Exit Facility (Plan § 5.6); (v) the retention of certain rights of action by Reorganized Congoleum as set forth in Section 12.4 of the Plan; (vi) the continuation of certain employee compensation and benefit programs (Plan § 8.4); (vii) the assumption or rejection of executory contracts and unexpired leases to which the Debtors are a party (Plan Art. VIII); (viii) the various discharges, releases, injunctions, indemnifications and exculpations provided under the Plan, including those set forth in Article XI of the Plan; and (ix) the creation of, transfer of certain assets to, and assumption of Asbestos Personal Injury Claims by, the Plan Trust and the appointment of the Trust Advisory Committee, as detailed in Section 5.1 of the Plan.

b.	Section 1123(a)(6)—Prohibition Against the Issuance of Nonvoting Equity Securities and Adequate Provisions for Voting Power of Classes of Securities

37.           In accordance with § 1123(a)(6) of the Bankruptcy Code, Reorganized Congoleum’s charter, bylaws or similar constituent documents (including those set forth in Exhibits J and K of the Plan), contain provisions prohibiting the issuance of non-voting equity securities and provide for the appropriate distribution of voting power among all classes of equity securities authorized for issuance, in each case to the extent required by § 1123(a)(6).  In particular, Section 5.3 of the Plan provides that the Amended and Restated Certificate of Incorporation shall contain a provision prohibiting the issuance of non-voting common equity securities.  Plan § 5.3.  In addition, the Stockholders Agreement provides that there will be only one class of equity in Reorganized Congoleum, and that each share of the New Common Stock is entitled to equal voting rights.

c.	Section 1123(a)(7)—Selection of Directors and Officers in a Manner Consistent with the Interests of Creditors and Equity Security Holders

38.           In accordance with § 1123(a)(7) of the Bankruptcy Code, the provisions of the Plan and Reorganized Congoleum’s charter, bylaws and similar constituent documents regarding the manner of selection of officers and directors of Reorganized Congoleum are consistent with the interests of creditors and equity security holders and with public policy.  Section 5.4 of the Plan provides that, the initial board of directors of Reorganized Congoleum shall consist of five directors.  One of such directors shall be selected by the Bondholders’ Committee, three of such directors shall be selected jointly by the Futures Representative and the Asbestos Claimants’ Committee, and one of such directors shall be Reorganized Congoleum’s chief executive officer.  The identity of four out of five the members of the initial board was disclosed in the Plan Supplement on May 5, 2010 and the final member was disclosed before the Confirmation Hearing.  Each member of the initial board is required to serve in accordance with the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of Reorganized Congoleum, as the same may be amended from time to time.  Subsequently, Reorganized Congoleum’s board of directors shall be elected in accordance with Reorganized Congoleum’s governing documents.  Plan § 5.4.

d.	Section 1123(b)(1)—Impairment of Claims and Equity Interests

39.           As permitted by § 1123(b)(1) of the Bankruptcy Code, Article III of the Plan provides for the impairment of certain Classes of Claims and Interests, while leaving other Classes unimpaired.  The Plan thus modifies the rights of the holders of certain Claims and Interests and leaves the rights of others unaffected.

e.	Section 1123(b)(2)—Assumption or Rejection of Executory Contracts and Unexpired Leases

40.           In accordance with § 1123(b)(2) of the Bankruptcy Code, Article VIII of the Plan and other provisions of the Plan and this Confirmation Order provide for the assumption, assumption and assignment, or rejection of the executory contracts and unexpired leases of the Debtors that have not been assumed or rejected previously pursuant to § 365 of the Bankruptcy Code; provided, however, that the Debtors reserve the right, at any time prior to the Effective Date, to designate any executory contract or unexpired lease for rejection or assumption, thus providing for such executory contract or unexpired lease’s assumption or rejection as applicable.

f.	Section 1123(b)(3)—Retention, Enforcement and Settlement of Claims Held by the Debtors

41.           In accordance with § 1123(b)(3) of the Bankruptcy Code, Section 11.6 of the Plan provides that, except as otherwise expressly provided in the Plan, nothing contained in the Plan shall constitute or be deemed a waiver of any claim, right or cause of action that the Debtors, Reorganized Congoleum, or the Plan Trust may have against any Entity in connection with or arising out of or related to an Asbestos Claim.  Section 11.6 of the Plan also provides that notwithstanding any other provision in the Plan to the contrary, nothing in the Plan shall be understood to channel, prevent, impair or limit in any way enforcement against the Debtors, Reorganized Congoleum, or any other Protected Party of any rights provided in connection with any Workers’ Compensation Claim.  In addition, Section 12.4 of the Plan provides that the failure of the Plan Documents to provide specifically that a certain cause of action is retained by the estate shall not constitute the waiver of such cause of action.

g.	Section 1123(b)(5)—Modification of Rights of Holders of Claims

42.           Articles III and IV of the Plan, together with other provisions of the Plan, modifies or leaves unaffected, as the case may be, the rights of holders of each class of Claims and Interests.

h.	Section 1123(b)(6)—Other Provisions Not Inconsistent with Applicable Provisions of the Bankruptcy Code

43.           In accordance with § 1123(b)(6) of the Bankruptcy Code, the Plan includes additional appropriate provisions that are not inconsistent with the applicable provisions of the Bankruptcy Code, including:  (i) the provisions of Articles III and IV governing treatment on account of Allowed Claims; (ii) the provisions of Articles IV and V of the Plan governing the Trust and the treatment of Asbestos Personal Injury Claims; (iii) the provisions of Article VI governing distributions under the Plan; (iv) the provisions of Article VII establishing procedures for resolving Disputed Claims and making distributions on account of such Disputed Claims once resolved; (v) the provisions of Article XIII of the Plan regarding retention of jurisdiction of the District Court over certain matters after the Effective Date; (vi) the provisions of Article V governing implementation of the Plan; and (vii) the provisions of Article XI of the Plan concerning the injunctions, releases and discharge to be effected by the Plan.
i.           Section 1123(d)—Cure of Defaults

44.           In accordance with § 1123(d) of the Bankruptcy Code, Section 8.1 of the Plan and this Confirmation Order provides that all defaults with respect to executory contracts and unexpired leases assumed by Reorganized Congoleum shall be cured in the ordinary course of Reorganized Congoleum’s business promptly after any such default becomes known to the Debtors.  All cure amounts will be determined in accordance with the underlying agreements and applicable nonbankruptcy law.  Plan § 8.1.

2.	Section 1129(a)(2)—Compliance with Applicable Provisions of the Bankruptcy Code

45.           The Plan Proponents have complied with all applicable provisions of the Bankruptcy Code, as required by § 1129(a)(2), including § 1125 of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018.  The Disclosure Statement and the procedures by which the Ballots for acceptance or rejection of the Plan were solicited and tabulated were fair, properly conducted and in accordance with §§ 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Voting Procedures Order and the Disclosure Statement Order.  Votes with respect to the Plan were solicited in good faith and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Voting Procedures Order and the Disclosure Statement Order.  No further solicitation or notice is required in connection with the Plan (as modified by the Modifications).  Each of the Plan Proponents, together with (where applicable) their respective members and each of their respective directors, officers, employees, agents and professionals, acting in such capacity, have acted in “good faith,” within the meaning of § 1125(e) of the Bankruptcy Code.

3.           Section 1129(a)(3)—Proposal of the Plan in Good Faith

46.           The Plan Proponents proposed the Plan in good faith and not by any means forbidden by law.  In determining that the Plan has been proposed in good faith, the Court has examined the terms of the Plan, as well as the totality of the circumstances surrounding the formulation of the Plan.  Based on the evidence proffered in connection with Confirmation, the Court finds and concludes that the Plan has been proposed with the legitimate purpose of reorganizing the affairs of each of the Debtors and maximizing the returns available to creditors and other parties-in-interest.  Consistent with the overriding purpose of Chapter 11 of the Bankruptcy Code, the Plan is designed to allow each of the Debtors to reorganize by resolving certain pending disputes and proceedings and providing Reorganized Congoleum with a capital structure that will allow it to satisfy its obligations with sufficient liquidity and capital resources to fund necessary capital expenditures and otherwise conduct its businesses.  In particular, the Plan achieves a global resolution of Asbestos Personal Injury Claims through the assumption of such Claims (including Demands) by the Plan Trust, subject to the terms of the Plan.
47.           Moreover, the Plan itself and the arms’ length negotiations among the Debtors, the other Plan Proponents and the Settling Asbestos Insurance Companies leading to the Plan’s formulation, including the Litigation Settlement Agreement (as amended), the Intercompany Settlement and the various Asbestos Insurer Settlement Agreements, as well as the overwhelming support of creditors and Interest holders for the Plan, provide independent evidence of the Debtors’ and the other Plan Proponents’ good faith in proposing the Plan.

4.	Section 1129(a)(4)—Court Approval of Certain Payments as Reasonable

48.           In accordance with § 1129(a)(4) of the Bankruptcy Code, Section 13.3(g) of the Plan provides that the Court will retain jurisdiction after the Effective Date to hear and determine all applications for allowance of compensation of professionals or reimbursement of expenses thereof under §§ 330, 331 or 1105(b) of the Bankruptcy Code.
49.           Pursuant to Section 5.15 of the Plan, the Court also held a hearing on April 20, 2010 to determine the reasonableness of the Rice and Weitz Payments.  By an Opinion and Order dated May 7, 2010 [Dkt. Nos. 599, 600], this Court determined that the Debtors’ payment of these expenses was, and is, reasonable pursuant to § 1129(a)(4) of the Bankruptcy Code.

5.	Section 1129(a)(5)—Disclosure of Identity of Proposed Management, Compensation of Insiders and Consistency of Management Proposals with the Interests of Creditors and Public Policy

50.           In the Disclosure Statement, the Plan, and the Plan Supplement (as such was modified or supplemented at or prior to the Confirmation Hearing), the Debtors have disclosed all necessary information regarding the proposed officers and directors of Reorganized Congoleum and, for the officers of Reorganized Congoleum who may constitute insiders, the compensation paid or to be paid as of the Effective Date.  See Schedule of Initial Officers and Directors of Reorganized Congoleum, Exs. 126, 127.  The appointment or continuance of the proposed directors and officers is consistent with the interests of the holders of Claims and Interests and with public policy.

6.           Section 1129(a)(6)—Approval of Rate Changes

51.           The Debtors’ current businesses do not involve the establishment of rates over which any regulatory commission has or will have jurisdiction after Confirmation.

7.	Section 1129(a)(7)—Best Interests of Holders of Claims and Equity Interests

52.           As set forth in the Liquidation Analysis attached to the Disclosure Statement as Exhibit B (Ex. 14), as well as the evidence proffered in connection with Confirmation, all creditors will fare as well as, or far better under the Plan than they otherwise would in a Chapter 7 liquidation.  See Feist Decl. ¶¶ 79-83.  As required by § 1129(a)(7) of the Bankruptcy Code, each holder of an impaired Claim that has not accepted the Plan will, on account of such Claim, receive or retain property under the Plan having a value, as of the Effective Date, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on the Effective Date.

8.	Section 1129(a)(8)—Acceptance of the Plan by Each Impaired Class

53.           Pursuant to § 1129(a)(8) of the Bankruptcy Code, all Classes of Claims and Interests in which there were Claims or Interests that voted on the Plan either have accepted the Plan or are unimpaired.  Specifically, the following Classes of Claims voted to accept the Plan by at least two-thirds in amount and more than one-half in number of Claims (in accordance with § 1126(c) of the Bankruptcy Code):

Voting Class	Percentage of Holders Accepting	Percentage of Dollar Amount Accepting
Class 4 (Senior Note Claims)	100%	100%
Class 6 (ABI Claims)	100%	100%
Class 7 (Asbestos Personal Injury Claims)	95.01%	96.6%
Class 8 (Asbestos Property Damage Claims)	92.31%	90.52%

Ballot Certification ¶¶ 22, 23.
54.           With respect to the General Unsecured Claimants in Class 9, no valid ballots were cast on the Plan.  Ballot Certification ¶ 24.  A total of two ballots were cast by Class 9 Claimants, both to accept the Plan.  Id.  Neither ballot, however, could be counted in accordance with the terms of the Voting Procedures Order.  Id.  In the present case, no Class 9 Claimant has objected to confirmation or voted to reject the Plan.  Accordingly, Class 9 is deemed to accept the plan for purposes of meeting the requirements of § 1129(a)(8).  In addition, as described below, the Plan satisfies the requirements of § 1129(b) with respect to Class 9.

55.           In addition to the foregoing, the following Classes of Claims and Interests are unimpaired under the Plan and are therefore deemed to have accepted the Plan:

Class 1	Priority Claims
Class 2	Lender Secured Claims
Class 3	Other Secured Claims
Class 5	Workers’ Compensation Claims
Class 11	Subsidiary Interests

Plan Art. II.
56.           Class 10 (Congoleum Interests) is impaired and deemed to have rejected the Plan pursuant to § 1126(g) of the Bankruptcy Code.  As described below, the Plan satisfies the requirements of § 1129(b) with respect to Class 10.

9.	Section 1129(a)(9)—Treatment of Claims Entitled to Priority Pursuant to § 507(a) of the Bankruptcy Code

57.           The Plan also meets the requirements regarding the payment of Administrative Claims, Priority Tax Claims and Other Priority Claims, as set forth in § 1129(a)(9) of the Bankruptcy Code.  In particular, Section 3.2 of the Plan provides that each holder of an Allowed Administrative Claim shall receive cash equal to the unpaid portion of such Allowed Administrative Claim upon the Distribution Date unless such holder agrees to a lesser amount.  Plan § 3.2.  In addition, certain of the legal professionals of the Debtors, the Bondholders’ Committee, Asbestos Claimants’ Committee and the Futures Representative have agreed to a promissory note whereby certain fees and expenses incurred by such professionals will be paid by Reorganized Congoleum in quarterly installments, with the full balance to be paid by December 31, 2012.  Section 3.3 of the Plan also provides that all Allowed Priority Tax Claims shall be paid either (a) cash equal to the unpaid portion of such claim upon the Distribution Date, (b) such other amount as to which the applicable Debtor and such holder agree in writing, or (c) deferred cash payments having a value equal to such claim over a period not exceeding six years after the date of the assessment of such claim.  Plan § 3.3.

10.	Section 1129(a)(10)—Acceptance By at Least One Impaired, Non-Insider Class

58.           As indicated in the Ballot Certification and as reflected in the record of the Confirmation Hearing, at least one Class of Claims that is impaired under the Plan has voted to accept the Plan, determined without including the acceptance by any insider, with respect to all Reorganized Debtors under the Plan.

11.           Section 1129(a)(11)—Feasibility of the Plan

59.           As demonstrated by the evidence proffered in connection with confirmation, including the expert report (the “Feasibility Expert Report”) (Goodman Decl., Ex. 118 at Ex. C) submitted by SSG Capital Advisors, LLC (“SSG”), confirmation of the Plan is not likely to be followed by the liquidation of, or the need for further financial reorganization of, the Debtors, Reorganized Congoleum or any successor to Reorganized Congoleum under the Plan.  Supp. Feist Decl. ¶ 5.  Reorganized Congoleum will be discharged from Asbestos Claims and will otherwise be free of pre-petition debt, other than indebtedness in respect of or under (1) the Exit Facility effected to refinance the Lender Secured Claim, (2) Other Secured Claims and (3) the New Senior Notes, as well as ongoing business expenses and reorganization costs.
60.           The Plan comprehensively restructures the Debtors’ balance sheet and conclusively addresses the Debtors’ liability for Asbestos Claims.  As a result, the Debtors will emerge from bankruptcy de-leveraged and free of any past, present or future asbestos liability.  The cash and liquidity that will be available to Reorganized Congoleum from its business operations and from the Exit Facility will be sufficient to, among other things, (i) refinance the DIP Facility as part of the Exit Facility; (ii) meet its other financial obligations under the Plan;

and (iii) provide adequate working capital for the Debtors’ businesses.  See Feasibility Expert Report, Ex. 118 at Ex. C.  Based upon all of the evidence in the record, including the Feasibility Expert Report, upon the Effective Date, Reorganized Congoleum will have sufficient operating cash and liquidity to meet their financial obligations under the Plan and to fund ongoing business operations.  Id.; Goodman Decl. ¶¶ 10-14.
61.           The Plan additionally provides for a comprehensive resolution of the Debtors’ liability for Asbestos Personal Injury Claims through the discharge of all such liability on the part of the Debtors and the assumption of liability for all Asbestos Personal Injury Claims against the Debtors by the Trust.  The assumption of liability for Asbestos Personal Injury Claims by the Trust and the discharge of the Debtors from such liability on the terms set forth in the Plan are essential to ensuring that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors.

12.	Section 1129(a)(12)—All Statutory Fees Have Been or Will Be Paid

62.           Section 13.4 of the Plan provides that all fees payable pursuant to § 1930 of title 28 of the United States Code, as determined by the District Court at the Confirmation Hearing, shall be paid by the Debtors on or before the Effective Date and thereafter by Reorganized Congoleum as due until the Reorganization Cases are closed, converted or dismissed.  Reorganized Congoleum shall pay any quarterly fees payable pursuant to 28 U.S.C. § 1930(a)(6) to the United States Trustee after the Effective Date until such time as the case is converted, dismissed or closed pursuant to a final decree.  Plan § 13.4.

13.	Section 1129(a)(13)—Retiree Benefits

63.           Section 8.5 of the Plan provides that Reorganized Congoleum shall continue all retiree benefits after the Effective Date for the duration of the period that the Debtors originally obligated themselves to provide such benefits.  Accordingly, the Plan satisfies § 1129(a)(13) of the Bankruptcy Code.

14.	Section 1129(d)—Purpose of Plan

64.           The principal purpose of the Plan is not avoidance of taxes or avoidance of the requirements of § 5 of the Securities Act of 1933, and there has been no filing by any governmental unit asserting such avoidance.  Accordingly, the Plan complies with the provisions of § 1129(d) of the Bankruptcy Code.

G.	THE PLAN SATISFIES THE “CRAM DOWN” REQUIREMENTS OF § 1129(b) WITH RESPECT TO EACH CLASS OF CLAIMS OR INTERESTS THAT IS IMPAIRED UNDER, AND HAS NOT ACCEPTED, THE PLAN

65.           Pursuant to § 1129(b)(1) of the Bankruptcy Code, the Plan may be confirmed notwithstanding that Class 9 (General Unsecured Claims) is Impaired and no ballots were cast by Class 9 Claimants that could be counted in accordance with the terms of the Voting Procedures Order.  11 U.S.C. § 1129(b)(1).  In the present case, the Plan satisfies the requirement that there is no “unfair discrimination” with respect to Class 9 because there are no other classes with similar legal rights to those of Class 9.  Accordingly, the Plan’s separate classification and treatment of Class 9 (General Unsecured Claims) is consistent with the legal entitlements and priorities of such General Unsecured Claims, and the Plan does not discriminate unfairly with respect to Class 9.
66.           In addition, the Plan satisfies the “fair and equitable” requirement of § 1129(b)(2) because there are no classes junior to Class 9 that will receive any distributions under the Plan.  Based upon the foregoing, the requirements of § 1129(b) are satisfied with respect to Class 9.
67.           Pursuant to § 1129(b)(1) of the Bankruptcy Code, the Plan may be confirmed notwithstanding that Class 10 (Congoleum Interests) is Impaired and deemed to have rejected the Plan pursuant to § 1126(g) of the Bankruptcy Code.  11 U.S.C. § 1129(b)(1).  In the present case, the Plan satisfies the requirement that there is no “unfair discrimination” with respect to Class 10 because there are no other classes with similar legal rights to those of Class 10.  No other class holds the equity interests of Congoleum.  Accordingly, the Plan’s separate classification and treatment of Class 10 (Congoleum Interests) is consistent with the legal entitlements and priorities of such Interests, and the Plan does not discriminate unfairly with respect to Class 10.
68.           In addition, the Plan satisfies the “fair and equitable” requirement of § 1129(b)(2) because there are no classes junior to Class 10 that will receive any distributions under the Plan.  Based upon the foregoing, the requirements of § 1129(b) are satisfied with respect to Class 10.

H.	THE PLAN TRUST AND THE ASBESTOS CHANNELING INJUNCTION COMPLY WITH § 524(g) OF THE BANKRUPTCY CODE

69.           The Plan comports with the Bankruptcy Code’s requirements for issuance of an injunction to enjoin entities from taking legal action to recover, directly or indirectly, payment in respect of asbestos-related claims or Demands against Reorganized Congoleum or its property.

1.	The Plan Trust Satisfies the Requirements of § 524(g)(2)(B)(i) of the Bankruptcy Code

70.           The Discharge Injunction and the Asbestos Channeling Injunction are to be implemented in connection with the Plan and the Plan Trust.  Plan §§ 5.1(a), 11.4, and 11.6.
71.           As of the Petition Date, Congoleum has been named as a defendant in personal injury, wrongful death or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products.  Feist Decl. ¶ 7.  Subject to the provisions of Article V of the Plan and any other relevant provisions of the Plan, upon the Effective Date, the Plan Trust shall assume the liabilities of the Debtors with respect to Plan Trust Asbestos Claims and Demands.  Accordingly, the Plan satisfies § 524(g)(2)(B)(i)(I) of the Bankruptcy Code.

72.           On the Effective Date, the Plan Trust will be funded by the Plan Trust Assets, which include, among other things:  (a) the Plan Trust Common Stock; (b) the Asbestos Insurance Rights; (c) all rights of the Debtors under, and all proceeds, net of taxes, of the Asbestos Insurance Settlement Agreements (except for those certain proceeds of the Asbestos Insurance Settlement Agreement with Liberty Mutual Insurance Company, which are payable to the Debtors as provided in Section 5.1(q) of the Plan); (d) the proceeds of the Asbestos In-Place Insurance Coverage; (e) the proceeds of the Asbestos Insurance Actions; (f) the proceeds of the Asbestos Insurance Action Recoveries; (g) the rights granted to the Plan Trust pursuant to the Insurance Transfer Agreement; and (h) the Asbestos Property Damage Insurance Rights.  Plan § 5.1(b).  The Plan Trust is to be funded in part by securities of Reorganized Congoleum in the form of Plan Trust Common Stock, which constitutes an obligation of Reorganized Congoleum to make future payments, including dividends, to the Plan Trust.  Plan § 5.1(b).  Accordingly, the Plan satisfies § 524(g)(2)(B)(i)(II) of the Bankruptcy Code.
73.           On the Effective Date, the Plan Trust will be funded, in part, by the Plan Trust Common Stock, which constitutes 50.1% of the New Common Stock of Reorganized Congoleum.  Plan § 1.2 (definitions of Plan Trust Assets and Plan Trust Common Stock).  Thus, on the Effective Date, the Plan Trust will own a majority of the voting shares of Reorganized Congoleum in satisfaction of § 524(g)(2)(B)(i)(III) of the Bankruptcy Code.
74.           The Plan Trust will use its assets and income to pay Plan Trust Asbestos Claims and Plan Trust Expenses as set forth in the Plan Trust Agreement.  Plan Trust Agreement § 1.2.  Accordingly, the Plan satisfies § 524(g)(2)(B)(i)(IV) of the Bankruptcy Code.

75.           Congoleum’s contributions to the Plan Trust provided for in the Plan, together with the Asbestos Insurance Assignment, the Plan Trust Common Stock, constitute substantial assets of the Plan Trust and the reorganization.

2.	The Plan Trust Satisfies the Requirements of § 524(g)(2)(B)(ii) of the Bankruptcy Code

76.           The findings of fact set forth in sections I.A through I.E hereof are incorporated herein by reference.
77.           Satisfaction of § 524(g)(2)(B)(ii)(I) Requirements.  Based on the long latency period of asbestos-related diseases and the substantial number of asbestos-related personal injury lawsuits that had been asserted against Congoleum in the past and that remained unresolved on the Petition Date, and the additional claimants who alleged similar injuries post-petition, the Debtors, either directly or indirectly, likely would be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the asbestos claims that were pending against the Debtors on the Petition Date and that are addressed by the Asbestos Channeling Injunction.  Feist Decl. ¶¶ 7-9, 81.
78.           Satisfaction of § 524(g)(2)(B)(ii)(II) Requirements.  In light of (i) the long latency period of asbestos-related diseases, (ii) the inherent uncertainties regarding asbestos-related claims and demands, (iii) the substantial number and amounts of asbestos-related personal injury claims asserted against the Debtors prior to the Petition Date, and (iv) the additional claimants who alleged similar injuries post-petition, the actual amounts, numbers and timing of future Demands cannot be determined.  Feist Decl. ¶¶ 7-9, 81.
79.           Satisfaction of § 524(g)(2)(B)(ii)(III) Requirements.  If the holders of asbestos-related Demands are able to pursue such Demands outside of the procedures set forth in the Plan, the Debtors would be forced back into the tort system as prominent defendants.  The Debtors could reasonably expect large numbers of lawsuits to be asserted against them in short order, given that the automatic stay has prevented the assertion of such claims against any of the Debtors for approximately six years.  Those lawsuits would present the Debtors with an enormous burden immediately upon their departure from Chapter 11.
80.           If the holders of asbestos-related Demands are able to pursue such Demands outside of the Plan Trust and the TDP, the holders of such Demands would have to pursue their claims in the tort system on an individual basis, which could produce inconsistent results.  Feist Decl. ¶¶7-9.  Certain of these lawsuits against a Debtor could present the potential for an adverse judgment that could, by itself, or in tandem with other judgments, severely impact the Debtors’ businesses and the value of the stock contributed to the Plan Trust, including causing defaults under whatever financing the Debtors were able to obtain without addressing their asbestos liabilities.  Id. ¶¶ 18-19, 23, 78-82.  Absent the protection afforded by a § 524(g) injunction, the Debtors cannot complete a successful reorganization, and would almost certainly face further insolvency proceedings, the attendant costs and inefficiencies that can only harm creditors of the Debtors, including holders of asbestos-related Demands.  Id. ¶ 78-82.  Accordingly, pursuit of Demands outside the procedures prescribed by the Plan and the TDP is likely to threaten the Plan’s purpose to deal equitably with Asbestos Personal Injury Claims and future Demands.
81.           Satisfaction of § 524(g)(2)(B)(ii)(IV) Requirements.  The terms of the Asbestos Channeling Injunction, including any provisions barring actions against third parties (i.e., the Protected Parties) pursuant to § 524(g)(4)(A) of the Bankruptcy Code, are set out in conspicuous language in the Plan and the Disclosure Statement as required by § 524(g)(2)(B)(ii)(IV)(aa).  Plan § 11.5; Disclosure Statement § 6.11.  The description of the Asbestos Channeling Injunction is either set out in bold letters or is underlined to bring attention to the Injunction.

82.           As required by § 524(g)(2)(B)(ii)(IV)(bb), the Plan classified together all holders of Asbestos Personal Injury Claims (Class 7), and classified together all holders of Asbestos Property Damage Claims (Class 8). As set forth in the Ballot Certification, over 95% of those voting in Class 7 voted to accept the Plan, and over 92% of those voting in Class 8 voted to accept the Plan. See Ballot Certification, Ex. 17 ¶ 23.  Accordingly, § 524(g)(2)(B)(ii)(IV) of the Bankruptcy Code has been satisfied.
83.           Satisfaction of § 524(g)(2)(B)(ii)(V).  On the Effective Date, the Plan Trust will be established, and all Asbestos Personal Injury Claims will be paid in accordance with the Plan Trust Agreement and the TDP.  Plan § 4.1(g).  All Asbestos Personal Injury Claims, including the future Demands that are presently unknown, will be determined and liquidated pursuant to the Plan, the Plan Trust Agreement and the TDP.  Id.  Following the Effective Date, the Plan Trustee will implement the Plan Trust Agreement and the TDP, which describes in greater detail the mechanisms governing the valuation, payment and administration of Asbestos Personal Injury Claims, including unknown future Demands.  See TDP (Exhibit G to the Plan); Plan Trust Agreement (Exhibit E to the Plan).  Pursuant to the Plan Trust and TDP, the Plan Trust shall operate through mechanisms such as the structured, periodic or supplemental payments, pro rata distributions, or periodic review of estimates of the numbers and values of present Asbestos Personal Injury Claims and future Demands or other comparable mechanisms that are necessary to provide reasonable assurance that the Plan Trust will value, and be in a financial position to pay, Asbestos Personal Injury Claims and Demands in substantially the same manner.  Accordingly, the Plan satisfies § 524(g)(2)(B)(ii)(V) of the Bankruptcy Code.

3.	The Extension of the Asbestos Channeling Injunction to Third Parties is Appropriate Pursuant to § 524(g)(4) of the Bankruptcy Code

84.           Section 11.6 of the Plan contemplates that, in addition to protecting the Debtors and Reorganized Congoleum, the Asbestos Channeling Injunction will be extended to protect the following nondebtor-related parties and third parties:
(i)           any Entity that, pursuant to the Plan or after the Confirmation Date, becomes a direct or indirect transferee of, or successor to, the Plan Trust or the Debtors;
(ii)           the Persons designated on Exhibit F to the Plan (as such Exhibit may be amended on or before the Confirmation Date) as current distributors of the product lines currently manufactured, sold or otherwise produced by Congoleum; or
(iii)           each Settling Asbestos Insurance Company that is identified on Exhibit H to the Plan.
85.           Each Protected Party is identifiable from the terms of the Asbestos Channeling Injunction by name or as part of an identifiable group.  Plan §§ 11.6; 1.2 (definition of Protected Parties).  All of the Protected Parties are, or may be alleged to be, liable for the liabilities of the Debtors based upon conduct of, Claims against or Demands on a Debtor.  Identifying or describing each Protected Party in the Asbestos Channeling Injunction is fair and equitable with respect to persons that might subsequently assert Demands against each such Protected Party in light of the benefits provided, or to be provided, to the Plan Trust by or on behalf of any such Protected Party.
86.           The extension of the Asbestos Channeling Injunction to third parties is consistent with § 524(g)(4)(A)(ii) of the Bankruptcy Code.

4.	The Interests of Future Asbestos Claimants were Properly Represented by the Futures Representative

87.           In accordance with § 524(g)(4)(B)(i) of the Bankruptcy Code, the Futures Representative was appointed by the Bankruptcy Court as part of the proceedings leading to the issuance of the Discharge Injunction and the Asbestos Channeling Injunction for the purpose of, among other things, protecting the rights of persons that might subsequently assert Demands of the kind that are addressed in the Discharge Injunction and the Asbestos Channeling Injunction and transferred to the Plan Trust.  The Futures Representative has fulfilled his duties, responsibilities, and obligations as the futures representative in accordance with § 524(g) of the Bankruptcy Code.

5.	Entry of the Asbestos Channeling Injunction is Fair and Equitable with Respect to Future Asbestos Claimants

88.           Reorganized Congoleum, on behalf of all of the Protected Parties, is contributing substantial assets to the Plan Trust.  Plan § 5.1(b) (Funding and Receipt of Plan Trust Assets).  On the Effective Date, Reorganized Congoleum will irrevocably transfer and assign to the Plan Trust (i) the Plan Trust Common Stock, representing 50.1% of the Common Stock of Reorganized Congoleum; (ii) the Asbestos Insurance Rights; (iii) all rights of the Debtors under, and all proceeds of, the Asbestos Insurance Settlement Agreements, which total approximately $235 million; (iv) the proceeds of the Asbestos In-Place Insurance Coverage; (v) the proceeds of Asbestos Insurance Actions; (vi) the proceeds of the Asbestos Insurance Action Recoveries; (vii) the rights granted to the Plan Trust pursuant to the Insurance Transfer Agreement; and (viii) the Asbestos Property Damage Insurance Rights.  In light of the derivative nature of their claims and/or the substantial contributions to be made to the Plan Trust by or on behalf of the Protected Parties, entry of the Asbestos Channeling Injunction, and the naming of the Protected Parties therein, is fair and equitable with respect to persons that might subsequently assert future asbestos-related Demands.

6.	The Plan Trust Satisfies the Elements of a Qualified Settlement Fund (QSF)

89.           The Plan Trust satisfies the elements of a “qualified settlement fund” pursuant to Section 468(B) of the Internal Revenue Code and the regulations issued pursuant thereto.  The Plan Trust will be established pursuant to an order confirming the Plan and the Court will have continuing jurisdiction over the Plan Trust.  See 26 CFR § 1.468B-1(c)*1.  The Plan Trust will be established to resolve or satisfy in excess of 100,000 contested or uncontested asbestos tort claims that have resulted (or may result) from a series of related events that has occurred.  See 26 CFR § 1.468B-1(c)(2).  In addition, the Plan Trust will be formed and administered in accordance with Delaware law.  See 26 CFR § 1.468B-1(c)(3).

I.	THE ANTI-SUIT INJUNCTION SATISFIES THE REQUIREMENTS OF § 105(a) OF THE BANKRUPTCY CODE

90.           During the course of the Reorganization Cases, this Court and the Bankruptcy Court have approved the Debtors’ entry into various Asbestos Insurance Settlement Agreements.  Certain of these Asbestos Insurance Settlement Agreements were structured as “sale and buyback” agreements whereby, upon payment of the respective settlement amounts, the Debtors will sell the relevant insurance policies back to the insurer free and clear of all claims, liens, encumbrances or interests of any other person or entity pursuant to §§ 363(b) and (f) of the Bankruptcy Code, supplemented by an injunction pursuant to § 105(a) of the Bankruptcy Code (the “105(a) Injunctions”).  Accordingly, in connection with the approval of such Asbestos Insurance Settlement Agreements, the Debtors sought, and this Court and the Bankruptcy Court issued, orders providing for the 105(a) Injunctions that permanently enjoin any cause of action or act to collect on account of a non-asbestos claim that arises out of, or relates to, the insurance policies that were the subject of the various settlement agreements.

91.           In order to preserve and promote the Asbestos Insurance Settlement Agreements that have been approved by the Bankruptcy Court and District Court, and to supplement, where necessary, the protections afforded by 105(a) Injunctions and other provisions of the Asbestos Insurance Settlement Agreements, and the discharge provided in §§ 1141 and 524 of the Bankruptcy Code, Section 11.11 of the Plan provides for the Anti-Suit Injunction.  As described in Section 11.11 of the Plan, the Anti-Suit Injunction shall operate as an injunction, pursuant to § 105(a) of the Bankruptcy Code, permanently and forever prohibiting and enjoining the commencement, conduct or continuation of any action or cause of action, whether known or unknown, the employment of process or any act to collect, recover from or offset any non-asbestos claim, Claim or demand against any Settling Asbestos Insurance Company arising out of, relating to, or in connection with an Asbestos Insurance Policy or any other insurance policy or rights under such other insurance policy issued to or insuring the relationship of the relevant Settling Asbestos Insurance Companies with, the relevant Congoleum entities that are insureds under such policies.
92.           Congoleum provided extensive notice of the 105(a) Injunctions in connection with the motions seeking approval of the various settlement agreements, including notice by publication in newspapers with national circulation.  Feist Decl. ¶ 72.  No party objected to the sale and buy back of the agreements, nor did any party notify Congoleum or the insurer of potential claims against the policies or proceeds thereof.  Id.  In addition, the Debtors fully disclosed the terms of the Anti-Suit Injunction in the Plan and Disclosure Statement, and the overwhelming majority of creditors have voted in favor of the Plan.  No party has objected to the issuance or entry of the Anti-Suit Injunction.

93.           The Anti-Suit Injunction is necessary to the reorganization.  The Settling Asbestos Insurance Companies indicated that they would not be willing to enter into a settlement agreement unless they received a full release for their non-asbestos claims, as well as their asbestos claims.  Feist Decl. ¶ 72.  The Asbestos Insurance Settlement Agreements have been critical to the success of this reorganization, and the Settling Asbestos Insurance Companies have provided crucial financial contributions to the Plan Trust.  Based upon the foregoing, the issuance of the Anti-Suit Injunction is fair, necessary to preserve and promote the reorganization, has been supported by fair consideration, and is appropriate under § 105(a) of the Bankruptcy Code.

J.	CREATION OF THE RESERVE FUND

94.           As set forth in Section 5.16 of the Plan, the Reorganized Debtors shall create a reserve fund (the “Reserve Fund”) for claims, excluding asbestos claims, of any Governmental Units and any other Entities against the Debtors and/or Reorganized Debtors (the “Non-Asbestos Claims”).  Within thirty (30) days after the Effective Date, the Plan Trust shall pay $3 million to the Reorganized Debtors for placement in the Reserve Fund (the “Reserve Fund Settlement Funds”).  The Reserve Fund Settlement Funds shall be deposited in a segregated account and shall be used for the sole purpose of paying defense and indemnity costs incurred by the Reorganized Debtors after the Effective Date arising from Known Insurance Claims (as defined in Section 5.16) that are not paid in full by Liberty Mutual Insurance Company.
95.           As of the fifth anniversary of the Effective Date, any unused balance of the Reserve Fund shall be transferred by the Reorganized Debtors to the Plan Trust, and the Reserve Fund shall be terminated, provided, however, that to the extent there are any Known Insurance

Claims as of the fifth anniversary date that are unresolved, the Reserve Fund shall not be terminated on that date.  In such event, any Reserve Fund balance shall continue to be used to pay defense and indemnity costs incurred by the Reorganized Debtors arising from Known Insurance Claims until those claims are resolved.

K.	SPECIFIC FINDINGS OF FACT RELATING TO SETTLEMENTS

1.	The Litigation Settlement Agreement as Amended

96.           The Plan Proponents seek to implement through the Plan a compromise and settlement with respect to each Litigation Settlement Claimant pursuant to the Litigation Settlement Agreement, as amended, whose Asbestos Personal Injury Claim was liquidated pursuant to the Claimant Agreement or a Pre-Petition Settlement Agreement, as the case may be.  In August 2008, the Debtors, the Bondholders’ Committee, the Futures Representative, the Asbestos Claimants’ Committee, and Claimants’ Counsel entered into the Original Litigation Settlement Agreement, a global settlement that resolved certain of the material terms of a plan of reorganization and a settlement of the Avoidance Actions.  Feist Decl. ¶ 59.
97.           The Original Litigation Settlement Agreement represented a comprehensive settlement and compromise of the fundamental equality of distribution issues.  Counsel representing 87% of asbestos claimants who were parties to the Pre-Petition Settlement Agreements executed the Original Litigation Settlement Agreement; the remainder either did not respond or declined to execute the agreement on behalf of their clients.  Feist Decl. ¶ 60.  The Original Litigation Settlement Agreement provides that the parties that executed asbestos personal injury settlements with Congoleum for future insurance proceeds prior to the Petition Date (the “Litigation Settlement Claimants”) shall waive any and all rights with respect to their pre-petition settlements, including the liquidated amounts thereof.  Id.  Instead, Litigation Settlement Claimants will submit their claims to the Plan Trust for resolution in accordance with the TDP and will be treated the same as all other present and future asbestos personal injury claimants.  Id.  In exchange, Congoleum was to be released from all of its obligations under the Pre-Petition Settlement Agreements, the Claimant Agreement, the Security Agreement, the Collateral Trust Agreement and any and all other agreements and amendments thereto with respect to the Pre-Packaged Plan.  Id.
98.           Overruling various objections, the Bankruptcy Court issued an order on October 31, 2008 approving the Original Litigation Settlement Agreement, holding that it was “fairly easy to conclude” that the settlement “falls above the lowest point in the range of reasonableness.”  Feist Decl. ¶ 62.  The Bankruptcy Court, however, reserved determination as to whether the Original Litigation Settlement Agreement satisfied requirements for confirmation under §§ 1129 and 524(g) of the Bankruptcy Code.  Id.
99.           The Original Litigation Settlement Agreement included a term sheet that set forth the terms of the Amended Joint Plan.  As a result of various rulings from this Court and the Bankruptcy Court, the Plan Proponents made certain modifications to the current Plan that differed from those terms outlined in the Original Litigation Settlement.  Feist Decl. ¶ 66.  Included in those changes was this Court’s direction in its August 17, 2009 District Court Appellate Opinion that required the Plan Proponents to revise certain provisions of the plan to make explicit that the Rice and Weitz Payments would be subject to review under § 1129(a)(4) of the Bankruptcy Code.  Id. ¶ 65; see also In re Congoleum Corp., 414 B.R. 44 (D.N.J. 2009).  The Plan Proponents, therefore, circulated a First Amendment to the Original Litigation Settlement Agreement in order to conform the Original Litigation Settlement Agreement to the terms of the new plan (the “First Amendment”).  Feist Decl. ¶ 67, Ex. 61.  The First Amendment did not alter the material terms of the Original Litigation Settlement Agreement.  Feist Decl. ¶

66.  The First Amendment, dated as of October 22, 2009, was executed by the Debtors, the Bondholders’ Committee, the Asbestos Claimants’ Committee, the Futures Representative, the Claimants’ Counsel, and counsel representing over 84% of the Pre-Petition Settled Claimants.  Id. ¶ 67.  The terms of the Litigation Settlement Agreement, as amended by the First Amendment to the Litigation Settlement Agreement (collectively referred to in the Plan as the “Litigation Settlement Agreement”), is set forth in Section 5.14 of the Plan.  Id. ¶ 66.
100.           The Litigation Settlement Agreement has been proposed in good faith, is a fair and reasonable resolution of the claims by and between the Plan Proponents, Claimants’ Counsel, the Collateral Trustee and the Litigation Settlement Claimants, and is in the best interests of the estates.  The Litigation Settlement Agreement resolves the fundamental equality of distribution issues in the Plan, and represents a fair resolution of the Avoidance Actions.  As a result of the foregoing, the First Amendment to the Litigation Settlement Agreement is fair, reasonable, and meets the standards for approval pursuant to § 1123(b)(3) of the Bankruptcy Code, Bankruptcy Rule 9019 and applicable United States Supreme Court and Third Circuit law.  See Protective Comm. for Indep. Stockholders of TMT Ferry, Inc. v. Anderson, 390 U.S. 414, 424 (1968); In re Martin, 91 F.3d 389, 393 (3d Cir. 1996).  In addition, the Court concludes that the Litigation Settlement Agreement comports with the confirmation requirements set forth in §§ 1129 and 524(g) of the Bankruptcy Code.

2.	The Intercompany Settlement

101.           The Plan Proponents seek to implement through the Plan a compromise and settlement with respect to Congoleum’s parent company, American Biltrite Inc. (“ABI”), the ABI Claims and the Intercompany Agreements, as set forth in Section 5.17 of the Plan (the “Intercompany Settlement”).  The Intercompany Settlement sets forth the new operational relationship between Reorganized Congoleum and ABI.  It provides that, on the Effective Date of the Plan, all of ABI’s claims against the Debtors (estimated at $1.8 million) shall be deemed disallowed, and all Intercompany Agreements shall be deemed rejected.  In exchange, the parties shall enter into and effectuate the New ABI Agreement (Exhibit 4 to the Plan Supplement) (Ex. 9), which shall govern the relationship between ABI and Reorganized Congoleum after the Effective Date.  Pursuant to the Intercompany Settlement and the New ABI Agreement, ABI shall provide Reorganized Congoleum with senior management personnel.
102.           The Intercompany Settlement has been proposed in good faith, is a fair and reasonable resolution of the claims by and between the Debtors and ABI, and is in the best interests of the estates.  As a result of the foregoing, the Intercompany Settlement is fair, reasonable, and meets the standards for approval pursuant to § 1123(b)(3) of the Bankruptcy Code, Bankruptcy Rule 9019 and applicable United States Supreme Court and Third Circuit law.  See Protective Comm. for Indep. Stockholders of TMT Ferry, Inc. v. Anderson, 390 U.S. 414, 424 (1968); In re Martin, 91 F.3d 389, 393 (3d Cir. 1996)

3.	The Century Settlement

103.           In August 2006, the Debtors filed a motion seeking approval to enter into a certain Settlement and Policy Buyback Agreement and Release with Century Indemnity Company ( the “Century Settlement”) (Ex. 108) pursuant to §§ 363 and 105(a) of the Bankruptcy Code and Bankruptcy Rule 9019 (the “Century Approval Motion”), Ex. 111.  The Debtors provided extensive notice of the Century Approval Motion to all parties-in-interest, including to all known holders of asbestos claims or their counsel, and to all parties who is, or asserts to be, a named insured, additional insured or is qualified as an insured party (as further defined in the Century Settlement, the “Additional Named Insureds”) under the insurance policies that were subject to the Century Settlement (the “Century Subject Policies”).  See Affidavits of Service with respect to Century Approval Motion, [Dkt. Nos. 4469, 4544], Ex. 111.  In addition, notice of the Century Settlement was published in USA Today.  See Notice of Publication [Dkt. No. 4521], Ex. 111.  None of the Additional Named Insureds or holders of asbestos personal injury claims objected to the Century Settlement, or otherwise asserted rights with respect to the Century Subject Policies.  As a result, on September 20, 2006, the Bankruptcy Court entered an Order approving the Century Settlement, which order became a final order (the “Century Approval Order”), Ex. 108.
104.           In support of the Century Settlement and the Century Approval Order, the Court finds that the following Century Additional Named Insureds have no responsibility for any of the liabilities of the Congoleum Flooring Business (as defined in the Century Settlement):  Relax-o-Lounger, Inc., Kinder Manufacturing Company, Inc., Lewis Carpet Mills, Inc., Lewis Carpet Mills, Inc., Pennsylvania Crusher Corporation, Mersman Brothers Division, Webb Furniture Corporation, Coronet Manufacturing Co., Inc., Howard Parlor Furniture Co., Howard Parlor Furniture Co. of Texas, Inc., Howard Frame Co., Edson, Incorporated, J. Isenberg & Son, Inc. and Bath Iron Works Corp.

L.	COMPREHENSIVE SETTLEMENT OF CLAIMS AND CONTROVERSIES

105.           Based upon the representations and arguments of counsel for the Plan Proponents and all other testimony either actually given or proffered at the Confirmation Hearing or prior hearings and the full record of these Chapter 11 Cases, the findings and conclusions of which are hereby incorporated by reference as if fully set forth herein, the Court finds that, pursuant to § 1123(b) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration of the distributions and other benefits provided under the Plan, the provisions of the Plan, including the injunctions, releases, exculpations, indemnifications and discharges set forth in Article XI of the Plan, constitute a good faith compromise and settlement of all claims or controversies relating to the rights that a holder of a claim or Interest may have with respect to any Claim, Asbestos Personal Injury Claim or Interest or any distribution to be made pursuant to the Plan on account of any Allowed Claim, Asbestos Personal Injury Claim or Interest.
106.           Moreover, based upon the Plan Proponents’ Supporting Material and the representations and arguments of counsel for the Plan Proponents, and all other testimony either actually given or proffered at the Confirmation Hearing or prior hearings relating to the negotiations leading to, among other things, the Litigation Settlement Agreement as amended, the Intercompany Settlement, and ultimately the Plan, the Plan constitutes a fair and reasonable, good faith settlement and compromise of all claims or controversies relating to the rights of holders of Claims against and Interests in the Debtors.
107.           Finally, each of the injunctions, releases, exculpations, indemnifications and discharges set forth in Article XI of the Plan is implemented in accordance with applicable law, is consensual, and/or is supported by substantial consideration.

M.	SATISFACTION OF CONDITIONS TO CONFIRMATION

108.           Section 10.1 of the Plan contains conditions precedent to Confirmation that must be satisfied or duly waived by the Plan Proponents.  Pursuant to these Findings of Fact and Conclusions of Law and the Confirmation Order each of the conditions precedent set forth in Section 10.1(a)(i)-(xxii) of the Plan has been satisfied or duly waived.  Concerning the establishment of the Plan Trust and the issuance of the Asbestos Channeling Injunction and the Anti-suit Injunction, among other things, the Court specifically finds:
(i)           The Discharge Injunction and the Asbestos Channeling Injunction are to be implemented in connection with the Plan and the Plan Trust;

(ii)           As of the Petition Date, Congoleum was named as a defendant in personal injury, wrongful death or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products;
(iii)           The Plan Trust, upon the Effective Date, shall assume the liabilities of the Debtors with respect to Plan Trust Asbestos Claims and Demands;
(iv)           The Plan Trust is to be funded in part by securities of Reorganized Congoleum in the form of the Plan Trust Common Stock, which constitutes an obligation of Reorganized Congoleum to make future payments to the Plan Trust;
(v)           On the Effective Date, the Plan Trust will own a majority of the voting shares of Reorganized Congoleum;
(vi)           The Plan Trust is to use its assets and income to pay Plan Trust Asbestos Claims and Plan Trust Expenses and otherwise as specifically set forth in the Plan Trust Agreement;
(vii)           Congoleum is likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Plan Trust Asbestos Claims, which are addressed by the Asbestos Channeling Injunction;
(viii)           The actual amounts, numbers and timing of future Demands cannot be determined;
(ix)           Pursuit of Demands outside the procedures prescribed by the Plan and the TDP is likely to threaten the Plan’s purpose to deal equitably with Plan Trust Asbestos Claims and future Demands;

(x)           The Plan establishes a separate Class 7 for Asbestos Personal Injury Claims that are to be addressed by the Plan Trust and at least seventy-five percent (75%) of the Asbestos Claimants voting in Class 7 have accepted the Plan;
(xi)           The Plan establishes a separate class of Asbestos Property Damage Claims that are to be addressed by the Plan Trust and at least seventy-five percent (75%) of the claimants voting in such class have accepted the Plan;
(xii)           Pursuant to court orders or otherwise, the Plan Trust shall operate through mechanisms such as structured, periodic or supplemental payments, pro rata distributions, matrices or periodic review of estimates of the numbers and values of Asbestos Personal Injury Claims or other comparable mechanisms, that provide reasonable assurance that the Plan Trust shall value, and be in a financial position to pay, Asbestos Personal Injury Claims and Demands therefor in substantially the same manner;
(xiii)           The Futures Representative was appointed by the Bankruptcy Court as part of the proceedings leading to the issuance of the Discharge Injunction and the Asbestos Channeling Injunction for the purpose of, among other things, protecting the rights of persons that might subsequently assert Demands of the kind that are addressed in the Discharge Injunction and the Asbestos Channeling Injunction and transferred to the Plan Trust;
(xiv)           In light of the benefits provided, or to be provided, to the Plan Trust on behalf of each Protected Party, the Asbestos Channeling Injunction is fair and equitable with respect to the persons that might subsequently assert Demands against any Protected Party;
(xv)           The Plan otherwise complies with § 524(g) of the Bankruptcy Code.

(xvi)           Congoleum’s contributions to the Plan Trust provided for in the Plan, together with the Asbestos Insurance Assignment, the Plan Trust Common Stock, constitute substantial assets of the Plan Trust and the reorganization;
(xvii)           The duties and obligations of the insurers that issued policies and their successors and assigns, or, with respect to any insolvent insurers, their liquidators and/or the state insurance guaranty funds that bear responsibility with respect to such rights under such policies which constitute the Asbestos Insurance Rights and Asbestos Property Damage Insurance Rights are not eliminated or diminished by the transfer pursuant to the Plan of the Debtors’ rights in the Asbestos Insurance Rights and Asbestos Property Damage Insurance Rights pursuant to the Insurance Transfer Agreement;
(xviii)           The Settling Asbestos Insurance Companies4 are entitled to the benefits of the Asbestos Channeling Injunction with respect to Plan Trust Asbestos Claims;
(xix)           After Confirmation, each Asbestos Insurance Settlement Agreement of a Settling Asbestos Insurance Company and each Final Order of the Bankruptcy Court or District Court, as applicable, approving such Settlement Agreements shall be binding upon and inure to the benefit of the Plan Trust and the Plan Trustee, and the Plan Trust shall become fully bound by, and entitled to all of the rights afforded to the Plan Trust and/or the Debtors under, all of the terms and conditions of each such Asbestos Insurance Settlement Agreement without need for further act or documentation of any kind.

4
The District Court approved a $25 million settlement between the Debtors and the St. Paul Travelers Entities (the “Travelers Settlement”) [Dkt. No. 468].  The Futures Representative did not consent to the Travelers Settlement and has filed an appeal of the order approving the Travelers Settlement, which is currently pending before the United States Court of Appeals for the Third Circuit.

(xx)           After Confirmation, none of the Debtors, Reorganized Congoleum, the Futures Representative, the Plan Trustee, and the Asbestos Claimants’ Committee shall seek to terminate, reduce or limit the scope of the Asbestos Channeling Injunction or any other injunction contained in the Plan that inures to the benefit of any Settling Asbestos Insurance Company.5
(xxi)           As of the Effective Date, the Insurance Transfer Agreement shall be a valid and binding obligation of each of the parties thereto, shall be in full force and effect and shall be enforceable in accordance with its terms, in each case notwithstanding any anti-assignment provision in or incorporated into any Asbestos Insurance Policy and applicable state law.
(xxii)           The Plan Trust is a “qualified settlement fund” pursuant to Section 468(B) of the Internal Revenue Code and the regulations issued pursuant thereto.

II.        CONCLUSIONS OF LAW

A.	JURISDICTION AND VENUE

109.           The District Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334.  Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b)(2).  Each of the Debtors was and is qualified to be a debtor under § 109 of the Bankruptcy Code.  Venue of the Chapter 11 Cases in the United States Court for the District of New Jersey was proper as of the Petition Date, pursuant to 28 U.S.C. § 1408, and continues to be proper.  The District Court has jurisdiction to enter a final order with respect thereto, including with respect to the requirements of § 524(g) of the Bankruptcy Code.

5
If the Travelers Settlement becomes a Final Order and all other conditions precedent to the Travelers Settlement are satisfied or waived, neither the Claimants’ Counsel nor the ABI Entities (as defined in the Travelers Settlement) shall seek to terminate, reduce or limit the scope of the Asbestos Channeling Injunction or any other injunction contained in the Plan that inures to the benefit of the St. Paul Travelers Entities (as defined in the Travelers Settlement).

B.	MODIFICATIONS TO THE PLAN

110.           The Modifications do not materially or adversely affect or change the treatment of any Claim against or Interest in any Debtor.  Pursuant to § 1127(b) of the Bankruptcy Code and Bankruptcy Rule 3019, the Modifications do not require additional disclosure under § 1125 of the Bankruptcy Code or the resolicitation of acceptances or rejections of the Plan under § 1126 of the Bankruptcy Code, nor do they require that holders of Claims against or Interests in the Debtors be afforded an opportunity to change previously cast acceptances or rejections of the Plan as filed with the Court.  Disclosure of the Modifications as part of the Plan Supplement on May 5, 2010 constitutes due and sufficient notice thereof under the circumstances of the Chapter 11 Cases.  Accordingly, the Plan (as modified by the Modifications) is properly before the Court and all votes cast with respect to the Plan prior to the Modifications shall be binding and shall be deemed to be cast with respect to the Plan as modified by the Modifications.

C.	EXEMPTIONS FROM TAXATION

111.           Pursuant to § 1146 of the Bankruptcy Code, any transfers from a Debtor to Reorganized Congoleum or to any other Person or Entity pursuant to the Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors’ real or personal property will not be subject to any document recording tax, stamp tax, conveyance fee, sales tax, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and (ii) the appropriate state or local governmental officials or agents are hereby directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

D.	EXEMPTIONS FROM SECURITIES LAWS

112.           The issuance and distribution of the New Common Stock shall be, and shall be deemed to be, exempt from registration under any applicable federal or state securities law to the fullest extent permissible under applicable non-bankruptcy law and under bankruptcy law, including, without limitation, § 1145 of the Bankruptcy Code.

E.	COMPLIANCE WITH § 1129 OF THE BANKRUPTCY CODE

113.           As set forth in Section I.F and I.G above, the Plan complies in all respects with the applicable requirements of § 1129 of the Bankruptcy Code.

F.	COMPLIANCE WITH § 524(g) OF THE BANKRUPTCY CODE

114.           As set forth in Section I.H above, the Plan complies in all respects with the applicable requirements of § 524(g) of the Bankruptcy Code.

G.	PROPRIETY OF VARIOUS AGREEMENTS AND PLAN DOCUMENTS

115.           In light of the extensive litigation in these Reorganization Cases, and based on the evidentiary record presented at the Confirmation Hearing, including the Plan Proponents’ Supporting Material, and in light of all of the circumstances and the Reorganization Cases, the terms of the various settlements are fair, reasonable and adequate, and are in accordance with applicable United States Supreme Court and Third Circuit law.  See Protective Comm. for Indep. Stockholders of TMT Ferry, Inc. v. Anderson, 390 U.S. 414, 424 (1968); In re Martin, 91 F.3d 389, 393 (3d. Cir. 1996).
116.           In light of all of the circumstances and the record in the Reorganization Cases, each of the transactions contemplated by or referenced in the Plan Documents, including the creation of the Plan Trust and the Non-Asbestos Reserve Fund, is integral to the terms, conditions and settlements contained in the Plan and is critical to the effectuation of the purposes of the Plan, subject to the terms and conditions of the Plan and the Plan Documents.  All contracts, instruments, releases, agreements and documents related to, or necessary to implement, effectuate and consummate, the terms and conditions of the Plan, the Exit Facility, the New Notes, any other Plan Document, or the Asbestos Insurance Settlement Agreements comply with applicable law.

H.	GOOD FAITH NEGOTIATION, IMPLEMENTATION AND CONSUMMATION

117.           The Debtors, the Asbestos Claimants’ Committee, the Bondholders’ Committee, the Futures Representative, the Claimants’ Counsel, ABI, Wells Fargo Bank, National Association (“Wells Fargo”), and all other parties entering into settlements embodied in the Plan, as applicable, participated in good faith in negotiating, at arm’s length, the Plan, the Plan Documents, and all other documents related to or necessary to implement, effectuate and consummate the Plan, including, without limitation, (a) the Plan Trust Agreement, (b) the TDP, (c) the Exit Facility Term Sheet, (d) the New Senior Notes, (e) the New Indenture, (f) the Registration Rights Agreement, (g) the Amended and Restated Certificate, (h) the Amended and Restated Bylaws, (i) the Stockholders Agreement, (j) the New ABI Agreement, (k) the Insurance Transfer Agreement and all other contracts, instruments, agreements and documents to be executed and delivered by any Debtor or Reorganized Congoleum in connection therewith.
118.           Each of the Debtors, the Asbestos Claimants’ Committee, the Bondholders’ Committee, the Futures Representative, the Claimants’ Counsel, ABI, Wells Fargo, and all other parties entering into settlements embodied in the Plan, as applicable, also participated in good faith in each of the actions taken to bring about, and in satisfying each of the conditions precedent to, confirmation and consummation.  In so determining, the Court has examined, among other things, the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the record of this proceeding and the Plan and all related pleadings, exhibits, statements and comments regarding Confirmation.

I.	ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

119.           The assumption by the Debtors of all existing executory contracts and unexpired leases, with the exception of any contracts or leases that have been rejected or designated as being subject to rejection on or before the Effective Date, is both beneficial and necessary to the Debtors’ and Reorganized Congoleum’s business operations upon and subsequent to emergence from Chapter 11.  The assumption of such executory contracts and unexpired leases pursuant to the Plan is a sound exercise of the Debtors’ business judgment and is in the best interest of the Debtors, their estates, and their creditors.  Based upon, among other things, Reorganized Congoleum’s anticipated financial wherewithal after the Effective Date, including, without limitation, the operating cash and liquidity available to Reorganized Congoleum under the proposed Exit Facility to fund its post-emergence business operations, each Reorganized Debtor that is assuming a contract or lease pursuant to the Plan has demonstrated that it will be fully capable of performing under the terms and conditions of the respective contract or lease to be assumed or assumed and assigned on a going-forward basis.

J.	APPROVAL OF THE DISCHARGES, RELEASES, INJUNCTIONS, INDEMNIFICATIONS AND EXCULPATIONS PROVIDED UNDER THE PLAN

120.           Each of the discharges, releases, injunctions, indemnifications and exculpations provided under the Plan, including those set forth in Article XI of the Plan, is (1) integral to the terms, conditions and settlements contained in the Plan, (2) appropriate in connection with the reorganization of the Debtors and (3) supported by reasonable consideration.  In light of all of the circumstances and the record in these Reorganization Cases, each of the discharges, releases, injunctions, indemnifications and exculpations provided under the Plan is fair and reasonable to all parties in interest.  Each of the discharge, release, injunctive, indemnification and exculpation provisions set forth in the Plan and this Confirmation Order is:  (i) within the jurisdiction of the Court under 28 U.S.C. §§ 1334(a), 1334(b) and 1334(d); (ii) an essential means of implementing the Plan pursuant to § 1123(a)(6) of the Bankruptcy Code; (iii) an integral element of the transactions incorporated into the Plan; (iv) beneficial to, and in the best interests of, the Debtors, their estates and their creditors; (v) critical to the overall objectives of the Plan to finally resolve all Claims among or against the parties-in-interest in the Reorganization Cases with respect to each of the Debtors; and (vi) consistent with §§ 105, 363, 1123, 1129 and other applicable provisions of the Bankruptcy Code.

K.           OBJECTIONS TO THE PLAN

121.           Based upon the record of these Reorganization Cases, the Court hereby determines that all of the objections to Confirmation, whether informal or filed, not otherwise withdrawn at or prior to the Confirmation Hearing should be, and hereby are, overruled for the reasons articulated by the Court on the record at the Confirmation Hearing and/or set forth in the Plan Proponents’ Memorandum of Law in support of confirmation of the Plan.
122.           It is law of the case that the Thompson Claimants, the Shein Claimants and all other holders of Asbestos Personal Injury Claims are substantially similar and should be classified in a single class.  See, e.g., In re Congoleum Corp., No. 03-51524, 2007 WL 2177680, at *2 (Bankr. D.N.J. July 27, 2007), Ex. 51; Opinion Regarding Joint Plan, dated June 5, 2008, In re Congoleum Corp., No. 03-51524 (Bankr. D.N.J.) [Dkt. No. 6575].  The Plan has received the overwhelming support of all members of Class 7 (Asbestos Personal Injury Claims), including other similarly classified claimants that either entered into Pre-Petition Settlement Agreements or participated in the Claimant Agreement.  See Ballot Certification, Ex. 17 ¶¶ 23 and 24.  Pursuant to the Bankruptcy Code, a class vote binds dissenting members of a class.  11 U.S.C. § 1126(c) (providing a creditor class accepts a plan if at least two-thirds in amount and more than one-half in number vote in favor of a plan, counting only those creditors who actually vote); 11 U.S.C. § 524(g)(2)(B)(ii)(IV)(bb) (requiring a super-majority of 75% approval with respect to § 524(g) plans).  Neither Thompson nor Shein presented any legally supportable argument as to why their clients should not be bound by the overwhelming class vote in support of confirmation of the Plan.  Accordingly, the Thompson Objection and the Shein Preliminary Objection are overruled.

III.	ORDER

THE COURT HEREBY ORDERS, ADJUDGES AND DECREES THAT:

A.	GENERAL PROVISIONS REGARDING CONFIRMATION OF THE PLAN AND APPROVAL OF PLAN-RELATED DOCUMENTS

1.	CONFIRMATION OF THE PLAN

1.           The Plan, a copy of which is attached hereto as Exhibit A, and each of its provisions (whether or not specifically approved herein), as modified by the Modifications, and all exhibits and schedules thereto, and separate findings of fact and conclusions of law, are CONFIRMED in each and every respect pursuant to §§ 1129 and 524(g) of the Bankruptcy Code.  If there is any direct conflict between the terms of the Plan or any exhibit thereto and the terms of this Confirmation Order, the terms of the Confirmation Order shall control; provided, however, nothing in this Confirmation Order shall supersede the provisions of Section 11.12 of the Plan.  This Confirmation Order shall supersede any prior orders of this Court or the Bankruptcy Court that may be inconsistent herewith.

2.	MODIFICATIONS TO THE PLAN

2.           The modifications contained in the Plan and the Plan Documents filed by the Plan Proponents on or about May 5, 2010 (and such further modifications to the Plan and the Plan Documents as were identified to the Court at the Confirmation Hearing or otherwise identified to the Court prior to the entry of this Confirmation Order), are deemed to be either technical changes or clarifications that do not adversely change the treatment of the Claim of any creditor of the Debtors or have been consented to by the entities affected thereby and approved in all respects.  The Plan, as modified by the Modifications, shall be deemed accepted by all holders of Claims who previously accepted the Plan.

3.	CONDITIONS TO CONFIRMATION AND CONSUMMATION OF THE PLAN

3.           Nothing in this Confirmation Order or in the Findings and Conclusions shall in any way affect the provisions of Sections 10.1, 10.2 and 10.3 of the Plan, which include provisions regarding (1) the conditions precedent to the Confirmation of the Plan, (2) the conditions precedent to the Effective Date of the Plan and (3) the waiver of any such conditions.

4.	EFFECTS OF CONFIRMATION

4.           In accordance with § 1141(a) of the Bankruptcy Code, and subject to this Confirmation Order and notwithstanding any otherwise applicable law, immediately upon the entry of this Confirmation Order, the terms of the Plan and this Confirmation Order shall be binding upon all Persons, including the Debtors, Reorganized Congoleum, any and all holders of Claims, Demands or Interests (irrespective of whether such Claims or Interests are impaired under the Plan or whether the holders of such Claims or Interests accepted, rejected or are deemed to have accepted or rejected the Plan), any and all non-Debtor parties to executory contracts and unexpired leases with any of the Debtors and any and all Persons who are parties to or are subject to the settlements, compromises, releases, waivers, discharges and injunctions described herein, and in the Findings and Conclusions or in the Plan and the respective heirs, executors, administrators, trustees, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, guardians, successors or assigns, if any, of any of the foregoing.

5.	APPROVAL, MODIFICATION AND EXECUTION OF PLAN DOCUMENTS

5.           The Plan and all exhibits and schedules thereto, substantially in the form as they exist at the time of the entry of this Confirmation Order, including, without limitation, the documents relating to the Plan Trust, and each of the other Plan Documents, are ratified and approved in all respects.  All relevant parties are authorized, without further action by the Court, to enter into, effectuate, and perform any and all obligations under the Plan Documents, notwithstanding the efficacy of such documents may be subject to the occurrence of the Effective Date or some other date thereafter.
6.           The Plan Proponents may propose amendments to or modifications of any of the Plan Documents, but only in accordance with § 1127 of the Bankruptcy Code and Section 13.10 of the Plan.  After Confirmation, the Plan Proponents may remedy any defects or omissions or reconcile any inconsistencies in the Plan or the Confirmation Order or any other order entered for the purpose of implementing the Plan in such manner as may be necessary to carry out the purposes and intent of the Plan; provided, however, that none of the Plan Proponents, ABI or the Plan Trustee shall seek to terminate, reduce or limit the scope of the Asbestos Channeling Injunction or any other injunction contained in the Plan that inures to the benefit of any Settling Asbestos Insurance Company.  Anything in the Plan or in any Plan Document to the contrary notwithstanding, following Confirmation, but prior to the Effective Date, the Plan Documents shall not be modified, supplemented, changed or amended in any material respect except with the written consent of the Bondholders’ Committee, the Debtors, the Asbestos Claimants’ Committee and the Futures Representative.
7.           The failure to reference or discuss any particular provision of the Plan in this Confirmation Order shall have no effect on the validity, binding effect, and enforceability of such provision and such provision shall have the same validity, binding effect, and enforceability as every other provision of the Plan.

B.	CLAIMS BAR DATES AND OTHER CLAIMS MATTERS

1.	GENERAL BAR DATE PROVISIONS FOR ADMINISTRATIVE CLAIMS

8.           In accordance with Article VII of the Plan, all requests for payment of an Administrative Claim (other than a Professional Fee Claim or Substantial Contribution Claim, each as defined below, or an Administrative Claim Allowed by the Plan) against any of the Debtors shall be filed with the Court and served upon counsel to the Debtors, the Bondholders’ Committee, the Asbestos Claimants’ Committee and the Futures Representative at the addresses set forth in Section 13.25 of the Plan not later than thirty (30) days after the Effective Date (the “Administrative Claims Bar Date”).  Reorganized Congoleum, the Bondholders’ Committee, the Asbestos Claimants’ Committee and the Futures Representative each shall have the right to make and file objections to Proofs of Administrative Claims, at any time on or before sixty (60) days after the later of (i) the Effective Date or (ii) the date on which such Claim was filed with the District Court unless no Proof of Claim is required to be filed pursuant to Bankruptcy Rule 3002, the Plan or any order of the District Court, provided that such 60-day period of review may be extended by the Court upon request of any of the Plan Proponents.  If an Entity does not submit a request for payment of an Administrative Expense on or before the Administrative Claims Bar Date, such Entity shall be forever barred from seeking payment of such Administrative Expense from any Reorganized Debtor, or any of its successors or assigns, or out of the property of any of them.  Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by the Debtors in the ordinary course of business.

2.	BAR DATE FOR PROFESSIONAL FEES

9.           All final requests for payment of the fees of any professional retained in the Reorganization Cases pursuant to §§ 327, 328, and 1103 of the Bankruptcy Code, or otherwise,

including such Claims of the Futures Representative and its professionals, for compensation or reimbursement of costs and expenses relating to services rendered on and after the Petition Date and prior to and including the Effective Date, shall be filed and served on Reorganized Congoleum and their counsel no later than sixty (60) days after the Effective Date, unless otherwise ordered by the District Court (the “Professional Fee Bar Date”).  The procedures for processing final requests for compensation or reimbursement of any Professional Fee Claim as set forth in Section 13.14 of the Plan are approved.  If a Professional or other entity does not submit a request for payment of a Professional Fee Claim on account of services rendered to the Estate on or before the Professional Fee Bar Date, such Entity shall be forever barred from seeking payment of such Professional Fee Claim from any Reorganized Debtor, or any of its successors or assigns, or out of the property of any of them.
10.           Without limiting the foregoing, each Reorganized Debtor and any successor thereto may pay the charges that it incurs on or after the Effective Date for professionals’ fees, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to the District Court or otherwise.

3.	BAR DATE FOR SUBSTANTIAL CONTRIBUTION CLAIMS

11.           Any Entity who requests compensation or expense reimbursement for making a substantial contribution in the Reorganization Cases pursuant to §§ 503(b)(3), (4) and (5) of the Bankruptcy Code (“Substantial Contribution Claim”) must file an application with the clerk of the District Court on or before a date that is sixty (60) days subsequent to the Effective Date (the “Substantial Contribution Bar Date”) and serve such application on counsel for the Debtors, counsel for the Futures Representative, counsel for the Asbestos Claimants’ Committee, counsel for the Bondholders’ Committee and on all other parties as otherwise required by the District Court and the Bankruptcy Code, or be forever barred from seeking such compensation or expense reimbursement.

4.	BAR DATE FOR REJECTION DAMAGES CLAIMS

12.           If the rejection by a Debtor, pursuant to the Plan, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor, or the properties of any of them, unless a Proof of Claim is filed with the District Court on or before thirty (30) calendar days following the later of the Confirmation Date or the date of rejection of the executory contract or unexpired lease.  Such Proof of Claim shall be treated in accordance with Section 8.2 of the Plan.
13.           The Plan constitutes due and proper notice of the bar date for filing a Proof of Claim to Entities that may assert a Claim for damages from the rejection of an executory contract or unexpired lease.

C.	APPROVAL OF EXECUTORY CONTRACT AND UNEXPIRED LEASE PROVISIONS AND RELATED PROCEDURES

1.	ASSUMED CONTRACTS AND LEASES AND RELATED PROCEDURES

14.           The treatment of executory contracts, unexpired leases and settlements described in Article VIII of the Plan is specifically approved.  Except for any unexpired lease or executory contract that the Plan Proponents reject or designate as being subject to rejection on or before the Effective Date, as of the Effective Date, all executory contracts and unexpired leases not previously assumed or rejected by the Debtors pursuant to § 365 of the Bankruptcy Code shall be, and are, hereby assumed by the relevant Debtor.  This Confirmation Order shall constitute an order of the Court approving the assumptions and assumptions and assignments described in Section 8.1(a) of the Plan pursuant to § 365 of the Bankruptcy Code as of the Effective Date.  Each such assumption is a sound exercise of the Debtors’ business judgment and is in the best interests of the Debtors, the Estates and all parties in interest in the Reorganization Cases.  To the extent there are any defaults by the Debtors with respect to a particular assumed executory contract or unexpired leases, the Debtors shall cure such default in the ordinary course of the Reorganized Debtors’ business promptly after any such default becomes known to them.  Upon payment of such cure amounts, and subject to the occurrence of the Effective Date, all defaults shall be deemed cured.
15.           If there is a dispute regarding the nature or amount of any cure amount by the counterparty to any unexpired lease or executory contract, then, subject to Section 7.2 of the Plan, the counterparty to such unexpired lease or executory contract may file an appropriate objection with the Court.  Payment of the cure amount, if any, will occur following the entry of a Final Order of the Court resolving such objection and approving the assumption.

2.	REJECTED CONTRACTS AND LEASES

16.           On the Effective Date, each executory contract and unexpired lease that is identified as part of the Plan Supplement (as such list may be amended or supplemented up to and including the Confirmation Date), is hereby rejected pursuant to § 365 of the Bankruptcy Code.  Any claims for damages relating to the rejection of any executory contract or unexpired lease must be filed in accordance with this Confirmation Order and Section 8.2 of the Plan.

3.	ABI CANADA LICENSE AGREEMENT; INTERCOMPANY AGREEMENTS

17.           Pursuant to and in consideration of the Intercompany Settlement and Section 5.17 of the Plan, on the Effective Date, (a) the ABI Canada License Agreement shall be amended as provided in the Intercompany Settlement and shall be assumed, as amended, pursuant to § 365 of the Bankruptcy Code, and (b) all Intercompany Agreements shall be rejected pursuant to § 365 of the Bankruptcy Code, and all ABI Claims, including without limitation any ABI Rejection Damages Claims, are hereby disallowed and expunged in accordance with the terms of ABI’s treatment under the Plan.

4.	COMPENSATION AND BENEFIT PROGRAMS

18.           All of the Debtors’ obligations under employment and severance policies, and all compensation and benefit plan, policies, and programs shall be treated as though they are executory contracts that are deemed assumed under the Plan.
19.           As of the Effective Date, the Pension Plans, as well as the collective bargaining agreement by and between the Debtors and Teamsters Local 312, shall be deemed to have been assumed by Reorganized Congoleum.  Reorganized Congoleum shall continue the Pension Plans, satisfy the minimum funding standards pursuant to 26 U.S.C. § 412 and 29 U.S.C. § 1082, and administer the Pension Plans in accordance with their terms and the provisions of ERISA.  Furthermore, nothing in the Plan or this Confirmation Order shall be construed as discharging, releasing or relieving the Debtors or Reorganized Congoleum, or any party, in any capacity, from any liability imposed under any law or regulatory provision with respect to the Pension Plans, the Pension Benefit Guaranty Corporation (“PBGC”) or the Teamsters Pension Trust Fund of Philadelphia Vicinity (the “Teamsters Pension Fund”).  The PBGC, the Pension Plans and the Teamsters Pension Fund shall not be enjoined or precluded from enforcing such liability as a result of any provision of the Plan or this Confirmation Order.

D.	MATTERS RELATING TO IMPLEMENTATION OF THE PLAN

1.	ACTIONS IN FURTHERANCE OF THE PLAN

20.           Pursuant to §§ 1123 and 1142 of the Bankruptcy Code, § 303 of the Delaware General Corporation Law and any comparable provisions of the business corporation law of any other state (collectively, the “Reorganization Effectuation Statutes”), without further action by the Court or the stockholders, members, managers or board of directors of any Debtor,

Reorganized Debtor, each of the Debtors and the Reorganized Debtors, as well as each of the Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, Chief, Operating Officer, Executive Vice President, Senior Vice President, any Vice President or any other appropriate officer of the appropriate Debtor or Reorganized (collectively, the “Responsible Officers”), is hereby authorized to:  (a) take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, the Plan Documents, this Confirmation Order and the transactions contemplated thereby or hereby; and (b) enter into, execute and deliver, assign, or adopt, as the case may be, the Plan Documents in accordance with their terms.
21.           To the extent that, under applicable non-bankruptcy law, any of the foregoing actions would otherwise require the consent or approval of the stockholders, members, managers, or directors of any of the Debtors or Reorganized Debtors, this Confirmation Order shall, pursuant to §§ 1123(a)(5) and 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the stockholders, members, managers or directors, as the case may be, of the appropriate Debtor or Reorganized Debtor.
22.           The authorizations specifically set forth in this Confirmation Order are non-exclusive and are not intended to limit the authority of any Debtor or Reorganized Debtor or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, this Confirmation Order, the Plan Documents or the transactions contemplated thereby or hereby.  In addition to the authority to execute and deliver, or adopt, as the case may be, the contracts, instruments, releases and other agreements, including, without limitation, the Plan Documents, specifically granted in this Confirmation Order, each of the

Debtors and the Reorganized Debtors is authorized and directed, without further action by the Court or further action or consent by its directors, managers, trustees, members or stockholders, to take any and all such actions as any of its Responsible Officers may determine are necessary or appropriate to implement, effectuate and consummate the Plan, this Confirmation Order, the Plan Documents or the transactions contemplated thereby or hereby.
23.           To the extent any approval of the Court is required for any of the Plan Proponents to enter into any of the Plan Documents, or to take any actions thereunder or to consummate any of the transactions contemplated thereby, such approvals are hereby granted.

2.	DIRECTORS AND OFFICERS OF REORGANIZED DEBTORS

24.           The appointment of the initial members of the board of directors of Reorganized Congoleum, as set forth in Section 5.4 of the Plan, is hereby approved.  The initial board of directors of Reorganized Congoleum shall consist of the five (5) persons identified in the Plan Supplement:  (i) Eugene Davis; (ii) Roger S. Marcus; (iii) D. Clark Ogle; (iv) John P. Whittington, and (v) Reggie Chesson.

3.	APPROVAL OF EXIT FACILITY

25.           Without further action by the Court or the directors, managers, trustees, partners, members and stockholders of any Reorganized Debtor or further notice to any entity, each applicable Reorganized Debtor is authorized, as of the Effective Date, to execute, deliver, file, record and implement the Exit Facility.  In addition to the foregoing, each applicable Reorganized Debtor is authorized, as of the Effective Date, to grant such liens and security interests as necessary to provide security for the Exit Facility.
26.           In the event that Wells Fargo, successor by merger to Wachovia Bank, National Association, successor by merger to Congress Financial Corporation, is selected by the Debtors to provide or arrange for exit financing under the Exit Facility, then, notwithstanding anything to the contrary contained in this Confirmation Order or the Plan, as of and after the Effective Date,

(i)           (A) all Obligations (as defined in the DIP Financing Order) arising under or in connection with the DIP Financing Agreements and/or the DIP Financing Order shall in all respects continue on and after the Effective Date and be added to, and made a part of the obligations, liabilities and indebtedness owing by the Reorganized Debtors under, and in connection with, the Exit Facility; (B) all of the claims, liens, interests, rights, priorities, protections and remedies afforded to the DIP Financing Lender pursuant to or in connection with the DIP Financing Agreements and/or the DIP Financing Order, including, without limitation, the right to receive full payment in respect of all Obligations (as defined in the DIP Financing Order), shall, and shall be deemed to, continue and survive in full force and effect as against the Reorganized Debtors in accordance with the terms of the Exit Facility, and shall not be discharged, released, terminated or otherwise impaired in any way as a result of, among other things, the entry of this Confirmation Order, the occurrence of the Confirmation Date or the occurrence of the Effective Date; (C) all security interests and liens in favor of the DIP Financing Lender in and on the assets and properties of the Debtors (including without limitation, the security interests and liens of the DIP Financing Lender in and on the Collateral (as defined in the DIP Financing Order)) shall, and shall be deemed to, continue and survive in full force and effect as against the Reorganized Debtors in accordance with the terms of the Exit Facility, and shall not be discharged, released, terminated or otherwise impaired in any way as a result of, among other things, the entry of this Confirmation Order, the occurrence of the Confirmation Date or the occurrence of the Effective Date; and (D) all of the terms and conditions of the DIP Financing Agreements and the DIP Financing Order, as amended and restated by the Exit Facility, shall in all respects constitute the legal, valid, binding and enforceable obligations of the Reorganized Debtors in accordance with the terms and provisions of the Exit Facility.

(ii)           On or before the Effective Date, the Reorganized Debtors and Wells Fargo, as Agent and Lender under the Exit Facility, as well as certain other financial institutions that may, from time to time, become parties to the Exit Facility, shall enter into the Exit Facility and all other agreements, documents and instruments executed and/or delivered in connection therewith, which shall be in form and substance acceptable to Agent and Lenders (collectively, the “Exit Facility Agreements”); provided, however, that pursuant to Section 10.2(c) of the Plan, such Exit Facility Agreements shall be in form and substance reasonably satisfactory to the Bondholders’ Committee, the Debtors, the Asbestos Claimants’ Committee and the Futures Representative.  Pursuant to § 1142(b) of the Bankruptcy Code and without further action by the Court, or by the shareholders and directors of the Reorganized Debtors, but subject to the provisions of Section 10.2(c) of the Plan, the Reorganized Debtors shall be authorized to (1) enter into the Exit Facility and the other Exit Facility Agreements, (2) ratify, amend and restate the DIP Financing Agreements in accordance with the Exit Facility Agreements, (3) perform all of their obligations under the DIP Financing Agreements, as amended and restated by the Exit Facility Agreements, and (4) execute and deliver all documents, agreements and instruments necessary or appropriate to enter into and perform all obligations under the Exit Facility and the other Exit Facility Agreements, and to take all other actions and execute, deliver, record and file all other such agreements, documents, instruments, financing statements, releases, applications, registration statements, reports and any changes, additions and modifications thereto in connection with the consummation of the transactions contemplated by the Exit Facility and the Exit Facility Agreements, including, without limitation, the making of such filings or the recording of any security interests, as may be required by such Exit Facility and/or Exit Facility Agreements as Wells Fargo may determine or require in its discretion.  In the event of any conflict between the terms of the DIP Financing Agreements and the Exit Facility or the Exit Facility Agreements, the terms of the Exit Facility and the Exit Facility Agreements shall control.
(iii)           Notwithstanding the entry of this Confirmation Order, the DIP Financing Order, the DIP Financing Agreements, and all of the claims, liens, interests, rights, priorities, protections and remedies afforded to the DIP Financing Lender thereunder, shall each remain in full force and effect, and shall constitute, and continue to constitute, the legal, valid, binding and enforceable obligations of the Debtors and shall not be impaired, prejudiced or modified in any way (without the express prior written consent of the DIP Financing Lender) at any time prior to the Effective Date.  Any loans, advances, letters of credit accommodations or other financial or credit accommodations made or provided by the DIP Financing Lender at any time after entry of this Confirmation Order, but prior to the Effective Date, shall be fully protected and entitled to the rights, claims, priorities, remedies and protections afforded under the DIP Financing Order and the DIP Financing Agreements.
(iv)           As of the Effective Date, the DIP Financing Lender shall be released from any and all liability, responsibility, and/or obligation to hold, reserve for, or otherwise fund or ensure the funding of the Professional Fee Carve-Out (as defined in the DIP Financing Order) or any other expenses included within the Professional Fee Carve-Out, and from any obligation, responsibility or liability to the Debtors, any of the Professionals (as defined in the DIP Financing Order), or any other third party to pay, fund or otherwise satisfy the fees and expenses of such Professionals.

4.	CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS/DISCHARGE OF INDENTURE TRUSTEE

27.           Upon the Effective Date, the Existing Securities shall be cancelled and the holders thereof shall have no further rights or entitlements in respect thereof against the Debtors except the right to receive any Distributions to be made to such holders under the Plan.  The Indenture Trustee is authorized and directed to take whatever action may be necessary or appropriate, in his reasonable discretion, to deliver the Distributions, with the reasonable fees and expenses of the Indenture Trustee incurred in connection with such Distributions to be paid by Reorganized Congoleum.  Subject to Section 5.5 of the Plan, as of the Effective Date, the Indenture shall be deemed fully satisfied and canceled.

5.	ISSUANCE OF NEW INSTRUMENTS

28.           All instruments to be issued under the Plan (including, without limitation, the New Common Stock and the New Senior Notes) shall upon issuance be duly authorized and validly issued, fully paid, and non-assessable, and any conditions precedent to issuance shall be deemed satisfied.

6.	CREATION OF PLAN TRUST

29.           On the Effective Date, the Plan Trust shall be created in accordance with the terms and conditions of the Plan and the Plan Trust Agreement.  The Plan Trust and the Trustee thereof are authorized and empowered to receive the property to be transferred to the Plan Trust pursuant to Section 5.1 of the Plan.
30.           Pursuant to the Reorganization Effectuation Statutes, as applicable, and other appropriate provisions of applicable state laws governing corporations or other legal entities and § 1142(b) of the Bankruptcy Code, without further action by the Court or the directors, managers, partners, members or stockholders of any Reorganized Debtor or further notice to any entities, the Reorganized Debtors are authorized and directed to execute, deliver and perform their obligations under the Plan Trust Agreement and to execute, deliver, file, record and implement all such other contracts, instruments, agreements or documents and take all such other actions as any of the Responsible Officers of the Reorganized Debtors may determine are necessary, appropriate or desirable in connection therewith.  The Plan Trust Agreement and the Trust Distribution Procedures, as in effect on the Effective Date, shall be substantially in the forms attached to the Plan as Exhibit “E” and Exhibit “G”.
31.           On the Effective Date, all right, title and interest in and to the Plan Trust Assets and any proceeds or causes of action thereunder shall be transferred automatically and assigned to, and indefeasibly vested in, the Plan Trust free and clear of all Claims, interests, encumbrances, and other interests of any Entity without further action of any Entity.
32.           During these Reorganization Cases, both the Bankruptcy Court and this Court have issued orders approving certain settlement agreements pursuant to Bankruptcy Rule 9019, which such orders have become Final Orders, that require the Plan Trust to be bound by such settlements.  Accordingly, the Plan Trust shall be bound as provided in those settlements without any further action by the Court, the Plan Trust or any other Entity.

7.	TRANSFERS OF PROPERTY TO AND ASSUMPTION OF CERTAIN LIABILITIES BY THE PLAN TRUST

a.	Funding of the Plan Trust

33.           Reorganized Congoleum shall fund the Plan Trust in accordance with Section 5.1(b) of the Plan.

b.	Insurance Transfer Agreement

34.           The Insurance Transfer Agreement constitutes a valid and binding obligation of each of the parties thereto, in full force and effect, and is enforceable in accordance with its terms, in each case notwithstanding any anti-assignment provision in or incorporated into any Asbestos Insurance Policy and applicable state law.  On the Effective Date, the Debtors shall deliver the Insurance Transfer Agreement that is substantially in the form attached to the Plan as Exhibit “B”.
35.           Upon execution and delivery of the Insurance Transfer Agreement, the Asbestos Insurance Rights shall be irrevocably transferred to and vested in the Plan Trust in accordance with the Insurance Transfer Agreement.  Asbestos Insurance Rights shall be so vested free and clear of all encumbrances, liens, security interests, and other Claims or causes of action.

c.	Creation of Asbestos Property Damage Claim Sub-Account

36.           On the Effective Date, the Plan Trust shall create and establish the Asbestos Property Damage Claim Sub-Account as set forth in Section 5.1(d) of the Plan.

d.	Assumption of Liability for Asbestos Personal Injury Claims by the Trust

37.           Subject to the terms and conditions of the Article V of the Plan and the Plan Trust Agreement, on the Effective Date, all liabilities, obligations and responsibilities relating to all Plan Trust Asbestos Claims shall be transferred to the Plan Trust and the Plan Trustee, on behalf of the Plan Trust, shall expressly assume all liability for all Plan Trust Asbestos Claims and Demands, and each of the Debtors, the Reorganized Debtors, and the Protected Parties shall have no further financial or other obligation, responsibility or liability therefore whatsoever.

e.	Appointment of Trustee

38.           The appointment of Alfred M. Wolin as the initial Plan Trustee to serve as Plan Trustee is hereby approved.  Effective on the Effective Date, the initial Trustee shall serve as Plan Trustee in accordance with the Plan Trust Agreement.  The Plan Trustee shall be deemed to be a “party in interest” under § 1109 of the Bankruptcy Code.

f.	Appointment of TAC Members

39.           The appointment of Robert Taylor II, Esq., Russell W. Budd, Esq. and Steven Kazan, Esq. as the initial members of the TAC be, and hereby is, approved.  Effective on the Effective Date, the initial members of the TAC shall serve as members of the TAC in accordance with the Plan Trust Agreement.

g.	Appointment of Futures Representative

40.           The appointment of R. Scott Williams as the initial Futures Representative under the Plan Trust Agreement is hereby approved.  Effective on the Effective Date, R. Scott Williams shall serve as the Futures Representative in accordance with the terms of the Plan Trust Agreement.

h.	Indemnity Obligations of the Trust

41.           The Plan Trust shall be bound by the indemnity obligations set forth in the Plan and the Plan Trust Documents, including, without limitation, those indemnity obligations set forth in Sections 5.1(p) and 5.1(q) of the Plan.

i.	TDP

42.           From and after the Effective Date, the Plan Trust shall pay the Plan Trust Asbestos Claims in accordance with the Plan Trust Agreement and the TDP.

j.	Institution and Maintenance of Legal and Other Proceedings

43.           As of the Effective Date, the Plan Trust shall be empowered to initiate, prosecute, defend, and resolve all legal actions and other proceedings related to any asset, liability, or responsibility of the Plan Trust, including, without limitation, the Coverage Action, in each case to the extent not adjudicated, compromised or settled prior to the Effective Date.  Except as otherwise provided by law or agreement, the Plan Trust shall be responsible for the payment of all damages, awards, judgments, settlements, expenses, costs, fees, and other charges incurred subsequent to the Effective Date arising from or associated with any legal action or other proceeding brought pursuant to Section 5.1(n) of the Plan and shall pay or reimburse all deductibles, retrospective premium adjustments, or other charges which may arise from the receipt of insurance proceeds by the Plan Trust.

k.	Qualified Settlement Fund

44.           The Plan Trust is a “qualified settlement fund” pursuant to Section 468(B) of the Internal Revenue Code of 1986, as amended, and the regulations issued pursuant thereto.

E.           CERTAIN MERGERS AND VESTING OF PROPERTY

45.           On the Effective Date, the Subsidiary Debtors shall merge with and into Congoleum, with Reorganized Congoleum as the sole surviving corporation.  Except as otherwise expressly provided in the Plan, on the Effective Date, Reorganized Congoleum shall be vested with all of the assets and property of the Estates, free and clear of all Claims, Liens, charges and other interests of holders of Claims or Interests, and may operate its business free of any restrictions imposed by the Bankruptcy Code or by the District Court.

F.           EXEMPTIONS FROM TAXATION

46.           Pursuant to § 1146 of the Bankruptcy Code, any transfers from a Debtor to Reorganized Congoleum or to any other Person or Entity pursuant to the Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors’ real or personal property will not be subject to any document recording tax, stamp tax, conveyance fee, sales tax, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and (ii) the appropriate state or local governmental officials or agents are hereby directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

G.	EXEMPTIONS FROM SECURITIES LAWS

47.           The issuance and distribution of the New Common Stock and the New Senior Notes shall be, and shall be deemed to be, exempt from registration under any applicable federal or state securities law to the fullest extent permissible under applicable non-bankruptcy law and under bankruptcy law, including, without limitation, § 1145 of the Bankruptcy Code.

H.           DISTRIBUTION TO RECORD HOLDERS OF ALLOWED CLAIMS

48.           All Distributions on Allowed Claims shall be made to the Record Holders of such Claims.  As of the close of business on the Record Date, the Claims register maintained by the Voting Agent shall be closed, and there shall be no further changes in the Record Holder of any Claim.  Reorganized Congoleum and the Indenture Trustee (for purposes of any Distribution to Holders of Senior Notes) shall have no obligation to recognize any transfer of any Claim occurring after the Record Date.  Reorganized Congoleum shall instead be entitled to recognize and deal for all purposes under the Plan with the Record Holders as of the Record Date.  The Indenture Trustee is deemed to have acted prudently and reasonably and in a manner consistent with its fiduciary duties to the Holders of Senior Note Claims under the Indenture with respect to its actions and conduct in connection with these Reorganization Cases, the Plan and the Distributions thereunder; provided, however, that objections, if any, to the fees and expenses of the Indenture Trustee incurred in connection with these Reorganization Cases are preserved in accordance with Section 7.2 of the Plan.

I.	DELIVERY OF DOCUMENTS

49.           Pursuant to § 1142 of the Bankruptcy Code, all entities holding Claims against or Interests in the Debtors that are treated under the Plan shall be, and they hereby are, directed to execute, deliver, file or record any document, and to take any action necessary to implement, consummate and otherwise effect the Plan in accordance with its terms, and all such entities shall be bound by the terms and provisions of all documents executed and delivered by them in connection with the Plan.

J.           APPROVAL OF SETTLEMENT AGREEMENTS

50.           For each of the reasons set forth on the record at the Confirmation Hearing, and in the Findings and Conclusions, each settlement agreement incorporated into the Plan, including, without limitation, (i) the Litigation Settlement Agreement, (ii) the First Amendment to the Litigation Settlement Agreement, (iii) the Intercompany Settlement, and (iv) the ABI Settlement are fair, equitable and reasonable, are in the best interests of the Debtors and their respective Estates and creditors and are expressly approved pursuant to § 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019.
51.           In connection with the Litigation Settlement Agreement and the First Amendment to the Litigation Settlement Agreement, and as set forth in Section 5.14 of the Plan, as of the Effective Date:  (i) the Debtors shall be released from any and all obligations and duties imposed pursuant to any Pre-Petition Settlement Agreement, Claimant Agreement, the Collateral Trust Agreement, Security Agreement and any and all other agreements and amendments thereto with respect to the Pre-Packaged Plan filed by the Debtors on December 31, 2003; and (ii) all claims and counterclaims in the Avoidance Action shall be dismissed with prejudice, and all parties shall bear their own costs and attorneys fees.

K.           RELEASES AND EXCULPATION PROVISIONS

52.           Each of the release and exculpation provisions set forth in the Plan (including, without limitation, Sections 11.2 and 11.3 of the Plan), is hereby approved in all respects, in incorporated herein in its entirety, is so ordered and shall be effective immediately on the Effective Date of the Plan without further action or notice by the Court, any of the parties to such releases or any other party.

L.	DISCHARGE, INJUNCTIONS AND RELATED MATTERS

1.	DISCHARGE OF CLAIMS

53.           Except as specifically provided in the Plan, the Plan Documents or in the Confirmation Order, as of the Effective Date, Confirmation shall discharge the Debtors and the Reorganized Debtors pursuant to § 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims of any nature whatsoever and Demands including, without limitation, any Claims, demands and liabilities that arose before Confirmation, and all debts of the kind specified in     §§ 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based on such Claim was filed or deemed filed under § 501 of the Bankruptcy Code, or such Claim was listed on the Schedules of the Debtors, (b) such Claim is or was Allowed under § 502 of the Bankruptcy Code, or (c) the holder of such Claim has voted on or accepted the Plan. Except as specifically provided in the Plan or Plan Documents, the rights that are provided in the Plan as of the Effective Date shall be in exchange for and in complete satisfaction, settlement and discharge of all Claims (including without limitation Asbestos Claims) or Demands against, Liens on, and interests in the Debtors or the Reorganized Debtors or any of their assets or properties.
54.           Notwithstanding any other provision of the Plan to the contrary, Confirmation shall not discharge any pre-Petition Date or post-Petition Date, pre-Confirmation Date liability that may be due from any of the Debtors to the Internal Revenue Service as currently set forth in certain Proofs of Claim and Administrative Expense Claim, as amended, filed by the Internal Revenue Service.

2.	DISCHARGE INJUNCTION

55.           Except as specifically provided in the Plan Documents or this Confirmation Order to the contrary, as of the Effective Date, all Persons or Entities that hold, have held, or may hold a Claim, Demand or other debt liability that is discharged pursuant to the Plan and the Bankruptcy Code, or an Equity Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan, are permanently enjoined from the commencement or continuation of any action, the employment of process or any act to collect, recover from, or offset (a) any Claim or Demand against or Interest in the Debtors, the Reorganized Debtors, or the Plan Trust by any Entity and (b) any cause of action, whether known or unknown, against the Debtors and the Reorganized Debtors based on such Claim or Interest described in subpart (a).

3.	ASBESTOS CHANNELING INJUNCTION AND ANTI-SUIT INJUNCTION

56.           In addition to conduct otherwise enjoined under the Bankruptcy Code, and in order to supplement the injunctive effect of the Discharge Injunction contained in the Plan, the Plan provides for the following injunctions, as set forth in Sections 11.6 and 11.11 of the Plan, which are hereby approved and authorized in all respects and which shall take effect as of the Effective Date:

a.	Asbestos Channeling Injunction

i.  Terms
57.           The sole recourse of the holder of a Plan Trust Asbestos Claim or Demand on account of such Claim or Demand or of a Person that had or could have asserted an Asbestos Claim or Demand shall be to the Plan Trust pursuant to the provisions of the Asbestos Channeling Injunction, the Plan, the Plan Trust Agreement and the TDP, and such holder shall have no right whatsoever at any time to assert its Plan Trust Asbestos Claim or Demand against the Debtors, the Reorganized Debtors, any other Protected Party, or any property or interest in property of the Debtors, the Reorganized Debtors, or any other Protected Party.  Without limiting the foregoing, from and after the Effective Date, the Asbestos Channeling Injunction shall apply to all present and future holders of Plan Trust Asbestos Claims and Demands, and all such holders shall be permanently and forever stayed, restrained, and enjoined from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Plan Trust Asbestos Claims and Demands, other than from the Plan Trust in accordance with the Asbestos Channeling Injunction and pursuant to the Plan, the Plan Trust Agreement and the TDP:

(a)           commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding) in any forum against or affecting any Protected Party or any property or interests in property of any Protected Party;

(b)           enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Protected Party or any property or interests in property of any Protected Party;

(c)           creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance against any Protected Party, or any property or interests in property of any Protected Party;

(d)           setting off, seeking reimbursement of, contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Protected Party or any property or interests in property of any Protected Party; and

(e)           proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Plan Trust, except in conformity and compliance with the Plan, the Plan Trust Agreement and the TDP.

58.           Any right, claim or cause of action that an Asbestos Insurance Company may have been entitled to assert against a Settling Asbestos Insurance Company based on or relating to Asbestos Claims shall be channeled to and become a right, claim or cause of action as an offset claim against the Plan Trust and not against the Settling Asbestos Insurance Company in question and all persons, including any Asbestos Insurance Company, shall be enjoined from asserting any such right, claim or cause of action against a Settling Asbestos Insurance Company.  Except as otherwise expressly provided in the Plan, nothing contained in the Plan shall constitute or be deemed a waiver of any claim, right or cause of action that the Debtors, the Reorganized Debtors, or the Plan Trust may have against any Entity in connection with or arising out of or related to an Asbestos Claim.  Notwithstanding any other provision in the Plan to the contrary, nothing in the Plan shall be understood to channel, prevent, impair or limit in any way enforcement against the Debtors, Reorganized Congoleum, or any other Protected Party of any rights provided in connection with any Workers’ Compensation Claim.
ii.  Reservation of Rights
59.           Notwithstanding any other provision of the Plan to the contrary, the satisfaction, release and discharge, and the Injunctions set forth in Article XI, shall not serve to satisfy, discharge, release, or enjoin (a) claims by any Entity (other than the Reorganized Debtors and their Affiliates) against the Plan Trust for payment of Plan Trust Asbestos Claims in accordance with the Plan, the Plan Trust Agreement and the TDP, as applicable, (b) claims by any Entity against the Plan Trust for the payment of Plan Trust Expenses, (c) claims by the Reorganized Debtors, the Plan Trust, any Settling Asbestos Insurance Company or any other Entity to enforce the provisions of any Asbestos Insurance Settlement Agreement or any provision of the Plan or another Plan Document, or (d) the rights of any Asbestos Insurance Company to assert any claim, debt, obligation, cause of action or liability for payment against any other Asbestos Insurance Company that is not a Settling Asbestos Insurance Company.

iii.  Protected Parties

60.           For purposes of the Asbestos Channeling Injunction, the Protected Parties shall consist of any and all of the following parties:
(a)           the Debtors and the Reorganized Debtors;
(b)           any Entity that, pursuant to the Plan or after the Confirmation Date, becomes a direct or indirect transferee of, or successor to, the Plan Trust or the Debtors;
(c)           the Persons designated on Exhibit “F” (as such Exhibit may be amended on or before the Confirmation Date) as current distributors of the product lines currently manufactured, sold or otherwise produced by Congoleum; or
(d)           each Settling Asbestos Insurance Company designated on Exhibit “H.”

4.	ANTI-SUIT INJUNCTION

61.           With respect to any Settling Asbestos Insurance Company, any and all Entities are permanently enjoined, and forever prohibited from, the commencement, conduct or continuation of any action or cause of action, whether known or unknown, the employment of process or any act to collect, collect, recover from or offset any non-asbestos claim, Claim or demand against any Settling Asbestos Insurance Company arising out of, relating to, or in connection with an Asbestos Insurance Policy or any other insurance policy or rights under such other insurance policy issued to or insuring the relationship of the relevant Settling Asbestos Insurance Companies with, the relevant Congoleum entities that are insureds under such policies, provided, however, this Anti-Suit Injunction pursuant to § 105(a) of the Bankruptcy Code shall not affect or modify the rights of Persons insured under policies of insurance except to the extent released in an Asbestos Insurance Settlement Agreement and/or enjoined pursuant to any Injunction contained in any order of the Bankruptcy Court or the District Court approving any Asbestos Insurance Settlement Agreement.

M.           SECTION 346 INJUNCTION

62.           In accordance with § 346 of the Bankruptcy Code for the purposes of any state or local law imposing a tax, income will not be realized by the Estates, the Debtors or the Reorganized Debtors by reason of the forgiveness or discharge of indebtedness resulting from the consummation of the Plan.  As a result, each state or local taxing authority is permanently enjoined and restrained, after the Confirmation Date, from commencing, continuing or taking any act to impose, collect or recover in any manner any tax against the Debtors or the Reorganized Debtors arising by reason of the forgiveness or discharge of indebtedness under the Plan.

N.	OBJECTIONS TO CONFIRMATION

63.           All Objections not otherwise addressed herein or previously withdrawn are hereby overruled for the reasons set forth on the record at the Confirmation Hearing and in the Findings and Conclusions.

O.	CONTINUED EXISTENCE OF ASBESTOS CLAIMANTS’ COMMITTEE, THE FUTURES REPRESENTATIVE AND THE BONDHOLDERS’ COMMITTEE

64.           As of the Effective Date, the Futures Representative shall (a) continue in existence and the rights, duties and responsibilities of the Futures Representative appointed by the Court to serve after the Effective Date shall be as set forth in the Plan Trust Documents and (b) continue in existence for purposes of the Reorganization Cases with respect to any appeal or request for reconsideration or stay pending appeal of the Confirmation Order and any unresolved and then-pending adversary proceedings and have the right to prosecute and/or object to applications for Professional Fee Claims.  The Representatives retained by the Futures Representative during the Reorganization Cases shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to, or arising from, the

Reorganization Cases on the same date the Futures Representative ceases existence for purposes of the Reorganization Cases.  On the Effective Date, the Asbestos Claimants’ Committee and the Bondholders’ Committee shall be dissolved except for the purposes of:  (i) any appeal or request for reconsideration or stay pending appeal of the Confirmation Order; (ii) any unresolved and then-pending adversary proceedings, and (iii) prosecuting and/or objecting to Professional Fee claims.  Representatives of the Asbestos Claimants’ Committee and the Bondholders Committee shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to, or arising from, the Reorganization Cases on the same date the Asbestos Claimants’ Committee or the Bondholders’ Committee, as applicable, cease to exist for purposes of the Reorganization Cases.  Until the Effective Date, the Debtors shall pay the reasonable fees and expenses of the Asbestos Claimants’ Committee, the Bondholders’ Committee and the Futures Representative in accordance with any applicable fee order in the Reorganization Cases.  On the Effective Date, the Trust Advisory Committee will assume those powers, duties, and responsibilities as provided in the Plan Trust Agreement.

P.	RETENTION OF JURISDICTION BY THE DISTRICT COURT

65.           Notwithstanding the entry of this Confirmation Order and the occurrence of the Effective Date, the Court shall retain such jurisdiction over the Reorganization Cases after the Effective Date as is legally permissible, including jurisdiction over the matters set forth in Article XIII of the Plan, which provisions are incorporated herein by reference.

Q.	NOTICE OF ENTRY OF CONFIRMATION ORDER

66.           Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Reorganizing Debtors or the Reorganized Debtors are directed to serve, within twenty (20) Business Days after the entry of this Confirmation Order, a notice of the entry of this Confirmation Order, which shall include notice of the bar dates established by the Plan and this Confirmation Order and, if it has occurred, notice of the Effective Date, substantially in the form of Exhibit B attached hereto and incorporated herein by reference (the “Confirmation Notice”), on all parties that received notice of the Confirmation Hearing; provided, however, that, with respect to the holders of Asbestos Personal Injury Claims, the Debtors or the Reorganized Debtors shall serve the Confirmation Notice upon counsel to known holders of such claims, and such notice shall be adequate and sufficient and no further notice is necessary.
67.           As soon as practicable after the entry of this Confirmation Order, the Debtors shall make copies of this Confirmation Order and the Confirmation Notice available on Congoleum’s website at www.congoleum.com/investors.html.

R.	EFFECT OF REVERSAL

68.           If any or all provisions of the Confirmation Order are reversed, modified, or vacated by subsequent order, such act shall not affect the validity of acts or obligations taken or incurred under the Plan, Plan Documents or this Confirmation Order prior to provision to the Plan Proponents of notice of such reversal, modification, or vacation.

S.	NO JUST CAUSE FOR DELAY

69.           This Court determines that there is no just cause for delay, and that this Confirmation Order shall take effect immediately upon entry, notwithstanding anything to the contrary in Federal Rules of Bankruptcy Procedure 3020(e) or 7062(a).

THIS ORDER IS HEREBY DECLARED TO BE IN RECORDABLE FORM AND SHALL BE ACCEPTED BY ANY RECORDING OFFICER FOR FILING AND RECORDING PURPOSES WITHOUT FURTHER OR ADDITIONAL ORDERS, CERTIFICATIONS OR OTHER SUPPORTING DOCUMENTS.

Dated:	June 7, 2010	/s/ JOEL A. PISANO
	Trenton, New Jersey	THE HONORABLE JOEL A. PISANO
UNITED STATES DISTRICT JUDGE